United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

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[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Materials Pursuant to Rule 14a-12

PROVENTION BIO, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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55 Broad Street, 2nd Floor
Red Bank, NJ 07701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 12, 2021

To the Stockholders of

Provention Bio, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Provention Bio, Inc. (the “Company” or “Provention”) will be held virtually at www.virtualshareholdermeeting.com/PRVB2021 on May 12, 2021, beginning at 9:00 a.m. Eastern Time. In light of the continuing public health impact of the ongoing COVID-19 pandemic and to support the health and safety of the Company’s stockholders and attendees, the Annual Meeting will be held in a virtual meeting format on the above date and time via live audio webcast. There will be no in-person meeting.

At the Annual Meeting, stockholders will act on the following matters:

1.	to elect seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2.	to approve, on a non-binding advisory basis, the compensation of our named executive officers;

3.	to approve, on a non-binding advisory basis, the frequency of future non-binding advisory votes on the compensation of our named executive officers;

4.	to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000 shares;

5.	to ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2021; and

6.	to consider any other matters that may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 15, 2021 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of these stockholders will be available for inspection during ordinary business hours at the address above beginning on, or before, May 2, 2021, and continuing through the Annual Meeting by contacting our Secretary at (908) 336-0360. A list of these stockholders will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/PRVB2021.

If you were a stockholder of record at the close of business on the Record Date, or you hold a valid proxy for the Annual Meeting, you can attend and vote at the Annual Meeting at www.virtualshareholdermeeting.com/PRVB2021. The procedures for attendance via the Internet are described in the Proxy Statement.

On or about March 29, 2021, we are mailing to stockholders of record entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials (“Notice of Availability”). Our proxy materials, including our Proxy Statement, our Annual Report for the fiscal year ended December 31, 2020 and our proxy card are available on the Internet at www.proxyvote.com. Instructions on how to access the proxy materials over the Internet or to request a printed copy from us may be found on the Notice of Availability.

Your vote is important. To ensure your shares are voted, you may vote your shares in advance of the Annual Meeting over the Internet, by telephone or by requesting a proxy card to complete, sign and return by mail. Internet and telephone voting procedures are described in the Proxy Statement and on the Notice of Availability. For shares held through a bank, broker or nominee, you may vote by submitting voting instructions to your bank, broker or nominee. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Annual Meeting.

By Order of the Board of Directors

Ashleigh Palmer President and Chief Executive Officer

March 29, 2021

Red Bank, NJ

This Notice of Annual Meeting and the Proxy Statement are first being distributed or made available, as the case may be, on or about March 29, 2021

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Role of Management	24
Role of Independent Compensation Consultant	24
2020 and 2021 Peer Groups	25
Compensation Risk Assessment	26
Elements of our Executive Compensation Program	26
Base Salaries	26
Annual Cash Incentives	27
Equity Compensation	29
Additional Compensation Practices and Policies	30
Insider Trading Policy	30
Employment Agreements	30
Tax and Accounting Considerations	31
Report of the Compensation Committee	32
Compensation Tables	33
Summary Compensation Table	33
Grants of Plan-Based Awards Table	34
Outstanding Equity Awards at Fiscal Year-End	35
Option Exercises	36
Potential Payments Upon Termination or Change in Control	36
Equity Awards	37
Restrictive Covenants	37
Estimated Severance Payments	37
Pay Ratio Disclosure Rule	39
Equity Compensation Plan Information	40
Director Compensation	41
Non-Employee Director Compensation Policy	41
Report of the Audit Committee	43
Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters	44
Transactions with Related Persons	46
Proposal No. 2: To Approve, on a Non-Binding Advisory Basis, the Compensation of our Named Executive Officers	47
Proposal No. 3: To Approve, on a Non-Binding Advisory Basis, the Frequency of Future Non-Binding Advisory Votes to Approve the Compensation of our Named Executive Officers	48
Proposal No. 4: To Amend the Certificate of Incorporation	49
Proposal No. 5: To Ratify the Appointment of Eisneramper LLP as our Independent Registered Public Accounting Firm for the Year Ended December 31, 2021	50
Principal Accountant Fees and Services	50
Attendance at Annual Meeting	50
Stockholder Proposals	51
Stockholder Proposals for 2022 Annual Meeting	51
Annual Report	51
Householding of Annual Meeting Materials	51
Other Matters	52
Appendix A: Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Provention Bio, Inc.	53

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55 Broad Street, 2nd Floor
Red Bank, NJ 07701

PROXY STATEMENT

This Proxy Statement contains information related to the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/PRVB2021 on May 12, 2021, beginning at 9:00 a.m. Eastern Time, or at such other time to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of Provention Bio, Inc. (the “Board”). A Notice of Internet Availability of Proxy Materials is first being mailed to stockholders entitled to vote at the meeting on or about March 29, 2021.

ABOUT THE MEETING

Why am I being provided with these materials?

We have made our proxy materials available to you on the Internet or, upon your request, delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of proxies to be voted at our Annual Meeting of Stockholders to be held on May 12, 2021 (“Annual Meeting”), and at any postponements or adjournments of the Annual Meeting.

Why did I receive a Notice Regarding the Availability of Proxy Materials in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders access to our proxy materials over the Internet. We believe that electronic delivery will expedite our stockholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (“Notice of Availability”) on or about March 29, 2021 to stockholders of record entitled to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials at www.proxyvote.com and to download printable versions of the proxy materials or to request and receive a printed set of the proxy materials from us. Instructions on how to access the proxy materials over the Internet or to request a printed copy from us may be found on the Notice of Availability.

Why are we calling this Annual Meeting?

We are calling the Annual Meeting to seek the approval of our stockholders:

1.	to elect seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

2.	to approve, on a non-binding advisory basis, the compensation of our named executive officers;

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3.	to approve, on a non-binding advisory basis, the frequency of future non-binding advisory votes to approve the compensation of our named executive officers;

4.	to approve an amendment to our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000;

5.	to ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2021; and

6.	to consider any other matters that may properly come before the Annual Meeting.

What are the Board’s recommendations?

Our Board believes that the election of the director nominees identified herein, the approval of the compensation of our named executive officers described herein, the approval of the amendment to the Certificate of Incorporation and the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2021 are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR these proposals. In addition, our Board believes that a frequency of one year for non-binding advisory votes to approve compensation of our named executive officers is advisable and in the best interests of the Company and its stockholders and recommends that you vote for ONE YEAR for such proposal.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date, March 15, 2021, are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held at the close of business on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. A list of stockholders will be available for inspection by our stockholders during ordinary business hours at our principal executive offices at 55 Broad Street, 2nd Floor, Red Bank, NJ 07701 beginning on, or before, May 2, 2021, and continuing through the Annual Meeting by contacting our Secretary at (908) 336-0360. A list of these stockholders will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/PRVB2021.

As of the Record Date, we had 63,374,738 outstanding shares of our common stock. Each share of our common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting. Beneficial owners of shares of our common stock may direct the record holder of the shares on how to vote the shares held on their behalf.

Can I attend the Annual Meeting?

In light of the public health concerns related to the ongoing COVID-19 pandemic and after careful consideration, our Board has determined to hold a virtual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost.

To participate in the Annual Meeting, stockholders as of the Record Date, or their duly appointed proxies, will need the 16-digit control number provided on the proxy card, voting instructions form or Notice of Availability. We encourage you to access the meeting 10 minutes before the start time of 9:00 a.m., Eastern Time, on May 12, 2021. Please allow ample time for online check-in, which will begin at 8:50 a.m., Eastern Time, on May 12, 2021. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log in page.

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We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/PRVB2021. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Instructions on how to attend and participate via the Internet, including how to demonstrate proof of ownership, will be posted at www.virtualshareholdermeeting.com/PRVB2021.

What constitutes a quorum?

The presence at the Annual Meeting, online or by proxy, of the holders of a majority of our common stock outstanding on the Record Date and entitled to vote will constitute a quorum for the Annual Meeting. Abstentions, withheld votes and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting to determine whether a quorum has been established.

How do I vote?

If you are a record holder, meaning your shares are registered in your name, you may vote or submit a proxy:

1. By Telephone — You can vote your shares by telephone by following the instructions provided on the Notice of Availability or proxy card. The telephone voting procedures are designed to authenticate a stockholder’s identity to allow a stockholder to vote its shares and confirm that its instructions have been properly recorded. Voting by telephone authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

2. Over the Internet — You can simplify your voting by voting your shares via the Internet as instructed on the Notice of Availability or proxy card. The Internet procedures are designed to authenticate a stockholder’s identity to allow a stockholder to vote its shares and confirm that its instructions have been properly recorded. Voting via the Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

3. By Mail — You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

4. Submit Your Vote Online During the Virtual Annual Meeting — You may submit your vote online during the Annual Meeting by following the instructions available at www.virtualshareholdermeeting.com/PRVB2021. You will need the 16-digit control number provided on your proxy card, voting instructions form or Notice of Availability.

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Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you hold your shares through bank, broker or other nominee (i.e., in “street name”), you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

1.	filing with the Secretary of the Company a notice of revocation;

2.	voting again by Internet or telephone at a later time;

3.	sending in another duly executed proxy bearing a later date; or

4.	virtually attending the meeting and casting your vote online during the meeting.

Your latest vote will be the vote that is counted.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuers Solutions, Inc., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to cast your vote during the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker, bank or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, since beneficial owners are not the stockholder of record, you may not vote these shares at the Annual Meeting unless you obtain a proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute “broker non-votes.” The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

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What vote is required to approve each proposal?

The vote required to elect directors and approve each of the matters scheduled for a vote at the Annual Meeting is set forth below:

Proposal	Vote Required	Board Recommendation
1. Election of directors	Plurality of votes cast	FOR

2. Executive compensation	Majority of voting power present and entitled to vote	FOR

3. Frequency of executive compensation votes	Plurality of votes cast	ONE YEAR

4. Amendment to Certificate of Incorporation	Majority of voting power entitled to vote	FOR

5. Ratification of appointment of EisnerAmper LLP for the year ending December 31, 2021	Majority of voting power present and entitled to vote	FOR

Proposal 1: With respect to the first proposal (election of directors), directors are elected by a plurality of the votes cast by the shares present in person (including virtually) or represented by proxy and entitled to vote thereon, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. With respect to each nominee, stockholders have the option to vote “For” or “Withhold.” Withheld votes and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

Proposal 2: With respect to the second proposal (executive compensation), the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy and entitled to vote thereon is required to approve the proposal. Since the proposal is an advisory vote, the result will not be binding on our Board. However, our Board values our stockholders’ opinions, and our Board and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions. Stockholders have the option to vote “For,” “Against,” or “Abstain.” Abstentions, if any, will have the effect of a vote against this proposal, and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

Proposal 3: With respect to the third proposal (frequency of executive compensation votes), the option of one, two or three years that receives the greatest number of votes at the Annual Meeting will be approved. Since this proposal is an advisory vote, the result will not be binding on our Board. However, our Board values our stockholders’ opinions, and our Board and the Compensation Committee will take into account the outcome of the advisory vote when determining how often we should submit to stockholders future votes on executive compensation. Stockholders have the option to vote “One Year,” “Two Years,” “Three Years,” or “Abstain.” Abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

Proposal 4: With respect to the fourth proposal (amendment to the Certificate of Incorporation), the affirmative vote of a majority of the voting power of the shares entitled to vote at the Annual Meeting is required to approve the proposal. As a result, abstentions and “broker non-votes” (see below) will have the same effect as a vote against this proposal. Banks, brokers and other nominees generally have discretionary authority to vote on this proposal; thus, we do not expect any broker non-votes on this proposal.

Proposal 5: With respect to the fifth proposal (ratification of the auditors), the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy and entitled to vote thereon is required to approve this proposal. As a result, abstentions and “broker non-votes” (see below) will have the same effect as a vote against this proposal. Banks, brokers and other nominees generally have discretionary authority to vote on this proposal; thus, we do not expect any broker non-votes on this proposal.

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With respect to the approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy and entitled to vote thereon is required to approve these proposals. Abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on these proposals.

Holders of our common stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.

What are “broker non-votes”?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders of such shares. If that happens, the nominees may vote those shares only on matters deemed “routine,” such as the ratification of auditors. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.”

Each of the election of directors (Proposal No. 1), executive compensation (Proposal No. 2) and frequency of executive compensation (Proposal No. 3) votes is not considered to be a “routine” matter, and nominees are not permitted to vote on this matter if the nominee has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares. The amendment to our Certificate of Incorporation (Proposal No. 4) and ratification of our independent registered public accounting firm (Proposal No. 5) are considered to be “routine” matters, and hence your brokerage firm will be able to vote on Proposals No. 4 and 5 even if it does not receive instructions from you, so long as it holds your shares in its name.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our common stock and to obtain proxies.

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PROPOSAL NO. 1: TO ELECT Seven DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

Our Board is currently composed of seven directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall hold office until the next election for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal.

Each of the nominees listed below is currently one of our directors. In August 2020, the Board increased its size from six directors to seven directors and appointed Dr. John Jenkins to fill the newly created directorship, in each case upon the recommendation of the Nominating and Corporate Governance Committee. Dr. Jenkins was introduced to the Company by an advisor to the Company and recommended by our Nominating and Corporate Governance Committee to the Board for appointment to the Board after conducting its review of his qualifications to serve on the Board. The other nominees listed below were elected by the Company’s stockholders at the Company’s 2020 Annual Meeting of Stockholders. Each of the nominees listed below has been nominated by the Board for reelection upon the recommendation of the Nominating and Corporate Governance Committee.

It is the intention of the persons named in the proxies for the holders of common stock to vote the proxies for the election of the nominees named below, unless otherwise specified in any particular proxy. Our management does not contemplate that the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by our Board. In accordance with our bylaws and Delaware law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. The director nominees receiving a plurality of the votes cast by the holders of shares of common stock present in person or by proxy at the meeting and entitled to vote on the election of directors will be elected directors. Withheld votes and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the seven nominees named below.

Nominees for Election

The persons listed below have been nominated for election (the “Director Nominees”) to fill the seven director positions to be elected by the holders of our common stock. Ages are presented as of March 1, 2021.

Directors	Age	Year First Became Director
Ashleigh Palmer (Co-Founder, President and Chief Executive Officer)	58	2016
Jeffrey Bluestone	67	2019
Avery Catlin	72	2018
Sean Doherty	52	2019
Wayne Pisano (Chairman)	66	2018
Nancy Wysenski	63	2020
John Jenkins	63	2020

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The following biographical descriptions set forth certain information with respect to the Director Nominees, based on information furnished to us by each Director Nominee.

Ashleigh Palmer, B.Sc., MBA – Co-Founder, President and Chief Executive Officer, Director

Mr. Palmer is a co-founder of Provention and has served as our President and Chief Executive Officer (“CEO”) and on the board of directors since inception in 2016. Mr. Palmer currently serves as a non-executive director on the board of Third Pole, a clinical-stage biopharmaceutical company developing electric generated inhaled nitric oxide for certain life-threatening and debilitating critical care and chronic cardiopulmonary conditions, a role he has held from 2014 to 2020. Mr. Palmer is also President of Creative BioVentures™ Corp. (CBV), a strategic advisory firm serving the biopharma industry. Since founding CBV in 2002, Mr. Palmer has advised numerous clients regarding corporate positioning and strategy, fund raising, merger and acquisition transactions, clinical development and commercialization, and has undertaken a number of CEO and board level transformational leadership and turnaround assignments for both public and private biopharma companies. From 2015 through 2017, Mr. Palmer served as Executive Chairman of Celimmune, LLC, a clinical development-stage immunotherapy company dedicated to developing therapies for celiac disease and refractory celiac disease. Celimmune was acquired by Amgen Inc. in November 2017. Mr. Palmer served as Chief Executive Officer of Unigene Laboratories, Inc., a biopharmaceutical company, from 2010 to July 2013 in conjunction with a substantial restructuring of Unigene’s debt. Following the debtholder’s acquisition of substantially all of Unigene’s assets, Unigene filed for bankruptcy in July 2013. Prior to founding Celimmune and CBV, Mr. Palmer was Vice President, Business Development for British Oxygen’s Ohmeda Pharmaceutical Products, Inc., where he was instrumental in its sale to a consortium led by Baxter International Inc. by spinning out the company’s inhaled nitric oxide assets as INO Therapeutics, Inc. (now Ikaria/Mallinckrodt). Under his leadership, as founding President and CEO, INO Therapeutics developed and commercialized the world’s first selective pulmonary vasodilator, INOmax®, establishing a time-based pricing, orphan drug franchise, subsequently acquired by Mallinckrodt in 2015 for $2.3 billion. Earlier in his career, Mr. Palmer held positions of increasing responsibility in sales and marketing leadership at Reckitt Benckiser. Mr. Palmer received his MBA from the University of Bradford and his B.Sc. honors in Biochemistry and Applied Molecular Biology from the University of Manchester. Mr. Palmer’s 30-plus years of extensive experience in the areas of corporate strategy formulation and preclinical and clinical drug evaluation, business and product development and commercialization make him a valuable member of our board of directors.

Jeffrey Bluestone – Director

Dr. Bluestone joined our board of directors in March 2019. Dr. Bluestone currently serves as the president and CEO of Sonoma Biotherapeutics, a role he has held since 2019. He has served as a member of the board of Gilead Sciences since 2019 and served on the board of Rheos Medicines in 2017. Dr. Bluestone has been the A.W. and Mary Margaret Clausen Distinguished Professor at University of California San Francisco (UCSF) in the Diabetes Center since 2000. From 2010 to 2015 Dr. Bluestone served as Executive Vice Chancellor and Provost at UCSF and from 2015 to 2019 as President and CEO of the Parker Institute for Cancer Immunotherapy. Dr. Bluestone was the founding director of the Immune Tolerance Network, the largest NIH-funded multicenter Exhibit A clinical immunology research program, testing novel immunotherapies in transplantation, autoimmunity and asthma/allergy. He was appointed by former Vice President, Joe Biden as a member of the Blue Ribbon Panel of scientific experts to guide the National Cancer Moonshot Initiative and also served as a senior investigator at the National Cancer Institute of the National Institutes of Health. Dr. Bluestone is a highly accomplished scientific researcher whose work over nearly three decades has focused on understanding the basic processes that control T-cell activation and immune tolerance in autoimmunity, organ transplantation and cancer. His research has led to the development and commercialization of multiple immunotherapies, including the first FDA-approved drug targeting T-cell co-stimulation to treat autoimmune disease and organ transplantation and the first CTLA-4 antagonist drugs approved by the FDA for the treatment of metastatic melanoma. Dr. Bluestone was part of the team of early developers of a novel anti-CD3 monoclonal antibody, now called teplizumab, a pro-tolerogenic drug that has shown clinical activity in type 1 diabetes (T1D), psoriatic arthritis, and the reversal of kidney transplant rejection. He received his B.S. and M.S. from Rutgers University and his Ph.D. in immunology from the Weill Cornell Graduate School of Medical Science. Dr. Bluestone’s extensive scientific experience in autoimmunity and clinical development of FDA-approved therapies make him a valuable member of our board of directors.

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Avery Catlin – Director

Mr. Catlin joined our board of directors in September 2018. He currently serves on the Board of Corbus Pharmaceutical Holdings, Inc., a role he has held since August 2014. Mr. Catlin previously served as Senior Vice President and Chief Financial Officer of Celldex Therapeutics, Inc. from 2000 to 2017, where he raised more than $500 million from equity, convertible debt and private placement transactions, as well as devised and led financial strategies to successfully complete several asset acquisitions. Prior to Celldex, Mr. Catlin held senior financial and operational positions with public biopharma companies Endogen, Inc. and Repligen Corporation. Mr. Catlin earned a B.A. in Psychology from the University of Virginia and an MBA from Babson College. He is also a certified public accountant. Mr. Catlin’s more than 22 years of experience as a senior financial officer of public biopharmaceutical companies make him a valuable member of our board of directors.

Sean Doherty – Director

Mr. Doherty joined our board of directors in September 2019. He serves as the Chairman of the JDRF T1D Fund, a venture philanthropy fund accelerating life-changing solutions to cure type 1 diabetes through catalytic commercial investments, since its inception in 2016. Since 2019, Mr. Doherty has served on the board of directors of IM Therapeutics, Inc. From 2005 to 2018, Mr. Doherty was a Managing Director and the General Counsel of Bain Capital, L.P., a private global investment firm. Previously, he was an attorney at Ropes & Gray LLP and an officer in the United States Navy. Mr. Doherty received his B.A. degree in Government from Harvard College and J.D. from Harvard Law School. Mr. Doherty’s experience in the concept creation and continuing strategy management of the JDRF T1D Fund as well as his extensive philanthropic work in the T1D market environment make him a valuable member of our board of directors.

Wayne Pisano – Director

Mr. Pisano joined our board of directors in April 2018. He also serves on the board of biotechnology companies Oncolytics Biotech and Altimmune Inc., where he has been a director since May 2013 and September 2018, respectively. In addition, Mr. Pisano served on the board of directors of IMV, Inc., a biopharmaceutical company, from October 2011 to March 2021. Mr. Pisano served as President and CEO of VaxInnate, a biotechnology company, from January 2012 until November 2016. Prior to VaxInnate, Mr. Pisano was at Sanofi Pasteur from 1997 to 2011 and was President and CEO there from 2007 until his retirement in 2011. He has a bachelor’s degree in biology from St. John Fisher College, New York and an MBA from the University of Dayton, Ohio. Mr. Pisano’s depth of experience across the spectrum of commercial operations, public immunization policies and pipeline development make him a valuable member of our board of directors.

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Nancy Wysenski - Director

Ms. Wysenski joined our board of directors in May 2020. She served as the Executive Vice President and Chief Commercial Officer of Vertex Pharmaceuticals from December 2009 through her retirement in June 2012. During her tenure at Vertex, Ms. Wysenski was responsible for the launches of Incivek and Kalydeco. Prior to joining Vertex, Ms. Wysenski held the position of Chief Operating Officer of Endo Pharmaceuticals, a specialty pharmaceutical company, where she led sales, marketing, commercial operations, supply chain management, human resources and various business development initiatives. Prior to her role at Endo, Ms. Wysenski participated in the establishment of EMD Pharmaceuticals, Inc., where she held various leadership positions, including the role of President and Chief Executive Officer from 2001 to 2006 and Vice President of Commercial from 1999 to 2001. From 1984 to 1998, Ms. Wysenski held several sales focused roles at major pharmaceutical companies, including Vice President of Field Sales for Astra Merck, Inc. Ms. Wysenski has served as a member of the board of directors of Alkermes plc and Cytokinetics Inc. since 2013 and 2020, respectively. Ms. Wysenski formerly served as a director on the board of Tetraphase Pharmaceuticals Inc. from 2014 to 2020, Dova Pharmaceuticals, Inc. from 2018 to 2019 and Inovio Pharmaceuticals, Inc. from 2015 to 2017. She is a founder of the Research Triangle Park chapter of the Healthcare Businesswomen’s Association and served on the Nominating Committee and National Advisory Board of the Healthcare Businesswomen’s Association. Ms. Wysenski’s expertise in the commercial launch of multiple products and her previous commercial leadership experience make her a valuable member of our board of directors.

John Jenkins – Director

Dr. Jenkins joined our board of directors in August 2020. Dr. Jenkins served as the Director of the Office of New Drugs (OND) at the United States Food and Drug Administration’s (FDA) Center for Drug Evaluation and Research (CDER) from 2002 to 2017, where he was responsible for more than 1,000 agency employees and 19 product-review divisions. During that time, he oversaw the review of thousands of new drug applications and biological licensing applications, as well as the approval of more than 400 new molecular entities. Dr. Jenkins served as a member of the CDER Senior Leadership Team and was involved in broad policy initiatives, including negotiation and implementation of the Prescription Drug User Fee and biosimilar programs. Dr. Jenkins began his FDA career in 1992 as a medical officer in the Division of Oncology and Pulmonary Drug Products. He subsequently served as Pulmonary Medical Group Leader and Acting Division Director before being appointed as Director of the Division of Pulmonary Drug Products in 1995. He then became the Director of the Office of Drug Evaluation II in 1999 and remained in that position until he was appointed Director of OND in 2002. Following his retirement from the FDA after over 25 years of federal service in January 2017, Dr. Jenkins joined Greenleaf Health, an FDA-focused, strategic consulting firm where he served as Principal, Drug and Biological Products. Dr. Jenkins is also a member of the board of Corbus Pharmaceuticals, where he has served since June 2018. Dr. Jenkins is board certified in internal medicine and pulmonary diseases by the American Board of Internal Medicine. He received his medical degree from the University of Tennessee, Memphis and completed his postgraduate medical training in internal medicine, pulmonary diseases, and critical care medicine at VA Commonwealth University/Medical College of VA. Prior to joining the FDA, Dr. Jenkins served as Assistant Professor of Pulmonary and Critical Care Medicine at VCU/MCV and as a Staff Physician at the Hunter Holmes McGuire VA Medical Center in Richmond, VA. Dr. Jenkins’s significant expertise in the FDA review process and product candidate development make him a valuable member of our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

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CORPORATE GOVERNANCE

The Board of Directors and Its Committees

Board of Directors

Our Board is currently composed of seven directors. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

The Board believes that diversity among the Company’s directors contributes a range of perspectives that encourages balanced and thoughtful decision making, which promotes effective strategic oversight and stewardship. The Nominating and Corporate Governance Committee is committed to ensuring that the individuals on the Board represent a diverse mix of backgrounds and experiences that will maximize the Board’s ability to serve the Company’s needs and the long-term interests of its shareholders. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business and understanding of the competitive landscape.

Our Board met 10 times in 2020. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such director served on the Board) and (ii) the total number of meetings of all committees of our Board on which such director served (during the periods for which such director served on such committee or committees). All directors serving at the time of the 2020 Annual Meeting of Stockholders attended the 2020 Annual Meeting of Stockholders. We do not have a formal policy requiring members of our Board to attend our annual meetings.

Director Independence

Our common stock is listed on The Nasdaq Global Select Market tier of The Nasdaq Stock Market (“Nasdaq”). Under Nasdaq rules, a director will only qualify as an “independent director” if, among other qualifications, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Under Nasdaq rules, “independent directors” must comprise a majority of our Board. In addition, Nasdaq rules require that (i) subject to certain exceptions, all of the members of the Audit Committee must be independent as defined by Nasdaq and, in addition, satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) all of the members of the Compensation Committee must be independent as defined by Nasdaq in accordance with Rule 10C-1 under the Exchange Act and (iii) either the members of the Nominating and Corporate Governance Committee must be independent as defined by Nasdaq (subject to certain limited exceptions) or director nominees must be selected or recommended for the Board’s selection by the separate vote of a majority of the Board’s independent directors.

Our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based on information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Avery Catlin, Sean Doherty, Wayne Pisano, Nancy Wysenski, John Jenkins and Jeffrey Bluestone do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq rules.

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In making this determination, our Board considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business.

Audit Committee

The Board has established an Audit Committee currently consisting of Mr. Catlin (Chair), Mr. Doherty and Mr. Pisano. The Audit Committee’s primary functions are to oversee and review the integrity of the Company’s financial statements and other financial information furnished by us, our compliance with legal and regulatory requirements, our systems of internal accounting and financial controls, our independent auditor’s engagement, qualifications, performance, compensation and independence, related party transactions, and compliance with our Code of Business Conduct and Ethics.

The Audit Committee also appoints (and recommends that the Board submit for shareholder ratification), compensates, retains and oversees the independent auditor retained for the purpose of preparing or issuing an audit report or other related service. The Audit Committee pre-approves audit, review and non-audit services provided by our independent auditor pursuant to the pre-approval policy described in additional detail herein. In addition, the Audit Committee discusses guidelines and policies related to risk assessment and risk management with us, prepares an Audit Committee report in accordance with SEC regulations, sets policies regarding the hiring of employees or former employees of our independent auditor, reviews and investigates any matters pertaining to integrity of management, including conflicts of interest, reviews related party transactions, reviews financial reporting and accounting standards, meets with officers as necessary, reviews the independence of the independent public accountants and reviews the adequacy of our internal accounting controls.

Each member of the Audit Committee is “independent” as that term is defined under the applicable rules of the SEC and Nasdaq. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. The Board determined that Mr. Catlin is an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee met five times during 2020. Our Board has adopted an Audit Committee Charter, which is available for viewing at www.proventionbio.com.

Compensation Committee

The Board has established a Compensation Committee currently consisting of Ms. Wysenski (Chair), Mr. Catlin and Mr. Pisano. The primary functions of the Compensation Committee are to facilitate the Board’s discharge of its responsibilities relating to the evaluation and compensation of our executives, oversee the administration of our compensation plan, review and determine director compensation, and prepare any reports on executive compensation required by the SEC and Nasdaq.

The Compensation Committee also establishes, in consultation with our senior management, and periodically reviews, a general compensation strategy for us and our subsidiaries, reviews the Chief Executive Officer’s compensation and evaluates his or her performance (at least annually), reviews and discusses compensation disclosure as may be required by the SEC, reviews and makes recommendations with respect to incentive compensation plans and equity-based plans, and conducts or authorizes investigations or studies of any matters within the scope of the Compensation Committee’s responsibilities.

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To determine executive compensation, the Compensation Committee, with input from the Chief Executive Officer (who does not participate in the deliberations regarding his own compensation), at least annually reviews and makes recommendations to the Board of appropriate compensation levels or other terms of employment for each of our executive officers. The Compensation Committee considers all factors it deems relevant. Our Compensation Committee has engaged the services of Radford Rewards Consulting (part of Aon plc), a compensation consulting firm, to provide the Compensation Committee with guidance regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compare to the compensation practices of other companies. Radford Rewards Consulting does not provide any services to us other than the services provided to assist the Compensation Committee in developing executive and director pay programs, setting a compensation peer group and assisting with certain proxy disclosures, including the Compensation, Discussion and Analysis included below. The Compensation Committee believes that Radford Rewards Consulting does not have any conflicts of interest in advising the Compensation Committee under applicable SEC or Nasdaq rules.

The Compensation Committee met five times during 2020. Our Board has determined that each member of the Compensation Committee currently serving is independent under the listing standards, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Board has adopted a Compensation Committee Charter, which is available for viewing at www.proventionbio.com.

Nominating and Corporate Governance Committee

The Board has established a Nominating and Corporate Governance Committee consisting of Mr. Pisano (Chair), Mr. Doherty, Ms. Wysenski and Dr. Jenkins. The primary functions of the Nominating and Corporate Governance Committee are to identify, review the qualifications of, and recommend to the Board, proposed nominees for election to the Board (consistent with criteria approved by the Board), select, or recommend that the Board select, the director nominees for the next annual meeting of stockholders, and oversee the annual evaluation of the Board and management.

The Nominating and Corporate Governance Committee also makes recommendations to the full Board regarding the size and composition of the Board and the criteria for Board and committee membership, establishes procedures to be followed by stockholders in submitting recommendations for director candidates, establishes a process for identifying and evaluating nominees for the Board, retains advisory firms to help identify director candidates, and reviews stockholder proposals and proposed responses.

The Nominating and Corporate Governance Committee met seven times during 2020. All members of the Nominating and Governance Committee are independent directors as defined under Nasdaq rules. Our Board has adopted a Nominating and Corporate Governance Charter, which is available for viewing at www.proventionbio.com.

Stockholder Nominations for Directorships

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the information set forth in Section 2.4 (Advance Notice Procedures) of our bylaws to the Secretary of the Company at the address set forth below under “Stockholder Communications.” All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if such information is provided on a timely basis. All stockholder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below.

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Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Board Leadership Structure

We believe in the value of an independent Board and have structured our leadership to promote the role of independent directors. Six of our seven current directors are independent, and all of our Board committees consist solely of independent directors. Through our committees, we entrust to independent directors various critical matters, including pertaining to our financial statements, executive compensation and governance.

We also currently separate the positions of chairman of the Board and Chief Executive Officer. Wayne Pisano, an independent director, is the chairman of the Board. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, particularly given the time and effort he is required to devote to our development and commercialization efforts and our numerous product candidates, while leveraging the independent perspective and experience of our chairman. We also believe that having an independent chairman gives independent directors a greater role in the oversight of our Company, including in overseeing material risks we face, as described below, and in supervising and evaluating our Chief Executive Officer and other members of our management. In addition, we believe that having an independent chairman promotes more active participation by independent directors in setting the agendas of and establishing priorities and procedures for our Board. Finally, we believe that having an independent chairman enables more effective decision-making by facilitating input from both internal and external vantage points.

Board Role in Risk Oversight

Our Board has primary responsibility for the oversight of material risks facing the Company. We face a number of risks, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and other reports filed with the SEC. We are committed to promoting a culture of decision-making that is risk-adjusted, taking into account material risks without hindering innovation. We believe that successful risk management requires understanding the risks we face, monitoring them, and adopting appropriate mitigation measures. To that end, our Board receives regular reports directly from officers responsible for oversight of particular risks within our Company, as well as full reports from each committee chair regarding the committee’s considerations and actions with regard to risks facing the Company (as described below). Through these reports and other discussions with management and Board committees, our Board monitors management’s performance of its responsibilities to identify relevant risks and assess, monitor, and take appropriate steps to mitigate risks.

We are committed to corporate social responsibility, including environmental sustainability, diversity and inclusion. Our Board takes its role in overseeing corporate social responsibility seriously and believes that good corporate governance and high ethical standards are key to our Company’s future success.

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At the committee level, our Audit Committee discusses guidelines and policies developed by our management and the Board with respect to risk assessment and risk management and the steps that our management has taken to monitor and control financial risk exposure, including anti-fraud programs and controls. In addition, our Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding various matters, including the confidential submission by employees of concerns relating to questionable accounting or auditing matters or violations of our Code of Business Conducts and Ethics. The Compensation Committee considers, and reviews and discusses narrative disclosure of, the relation of the Company’s compensation policies and practices to compensation risk and risk management. Our Nominating and Corporate Governance Committee considers and makes recommendations pertaining to the Board’s leadership structure. As described above, our leadership structure currently reflects our belief in the value of promoting the role of independent directors in risk management.

Stockholder Communications

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as they consider appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Provention Bio, Inc., 55 Broad Street, 2nd Floor, Red Bank, NJ 07701, Attention: Secretary.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees. The purpose of the Code of Business Conduct and Ethics is to deter wrongdoing and to provide guidance to directors, officers and employees to help them recognize and deal with ethical issues, to provide mechanisms to report unethical or illegal conduct and to contribute positively to our culture of accurate disclosure, ethical performance and accountability. We have established a means for individuals to report a violation or suspected violation of the Code of Business Conduct and Ethics anonymously, including those violations relating to accounting, internal controls or auditing matters, and federal securities laws. Our Code of Business Conduct and Ethics is publicly available on our website at www.proventionbio.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver from a provision of the Code of Business Conduct and Ethics to our directors or executive officers, we will disclose the nature of such amendments or waiver on our website or in a current report on Form 8-K.

Anti-Hedging Policy

Under the terms of our insider trading policy, we prohibit each officer, director and employee of the Company, and each of their family members and controlled entities, from engaging in certain forms of hedging or monetization transactions. Such transactions include those, such as zero-cost collars and forward sale contracts, that would allow them to lock in much of the value of their stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, and to continue to own the covered securities but without the full risks and rewards of ownership.

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Limitation of Directors’ Liability and Indemnification

Our certificate of incorporation contains a provision that eliminates, to the maximum extent permitted by the Delaware General Corporation Law (the “DGCL”), the personal liability of directors for monetary damages for breach of their fiduciary duties as a director or otherwise. Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify any person made a party to an action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

We have entered into and intend to continue to enter into indemnification agreements with our directors and officers, in addition to the indemnification provided for in our bylaws.

We maintain insurance on behalf of any person who is or was a director or officer of the Company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

As a result of Mr. Doherty’s position as the Chairman of the JDRF T1D Fund, our board of directors approved, under Section 122(17) of the DGCL, the renouncement of any interest or expectancy in, or in being offered an opportunity to participate in, any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into possession of Mr. Doherty in his role as the Chairman of the JDRF T1D Fund unless such matter, transaction or interest is presented to, or acquired by, or which otherwise comes into possession of Mr. Doherty expressly and solely in his capacity as director of the Company.

Executive Officers

The following table sets forth certain information regarding our executive officers. Ages are presented as of March 1, 2021.

Name of Individual	Age	Position and Office
Ashleigh Palmer	58	Co-Founder, President, Chief Executive Officer, Director
Andrew Drechsler	49	Chief Financial Officer
Francisco Leon	49	Co-Founder, Chief Scientific Officer
Eleanor Ramos	64	Chief Medical Officer
Jason Hoitt	43	Chief Commercial Officer
Heidy King-Jones	38	Chief Legal Officer

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Our executive officers are appointed by, and serve at the discretion of, our Board. The business experience for the past five years, and in some instances, for prior years, of each of our executive officers is as follows:

Ashleigh Palmer

For Mr. Palmer’s biography, please see the section above entitled “Directors.”

Andrew Drechsler

Mr. Drechsler joined Provention as Chief Financial Officer (“CFO”) in September 2017. Mr. Drechsler has over 20 years of financial and operational leadership experience in life sciences companies. Prior to Provention, Mr. Drechsler was most recently CFO of Insmed Incorporated from 2012 to 2017. Mr. Drechsler’s prior roles also include: CFO of VaxInnate Corporation, a privately held clinical-stage biotechnology company that developed vaccines for infectious diseases; CFO of publicly-traded Valera Pharmaceuticals where he completed an initial public offering; controller for Abbott Laboratories’ Point of Care Division, which was publicly-traded as i-STAT Corporation prior to being acquired by Abbott; controller of Biomatrix, Inc., which was publicly-traded prior to being acquired by Genzyme. Mr. Drechsler currently serves on the board of directors of Baudax Bio, a position he has held since August 2020. Mr. Drechsler graduated magna cum laude from Villanova University with a BS in Accounting and received his certified public accountant license in New Jersey.

Francisco Leon

Dr. Leon, co-founder of Provention and its Chief Scientific Officer (“CSO”), joined Provention in October 2017. Dr. Leon brings to the Company a breadth of experience and expertise from his academic and industry careers in the fields of immunology and immune-mediated disease clinical research. Dr. Leon was most recently the Chief Executive Officer and Chief Medical Officer of Celimmune, LLC, a clinical development-stage immunotherapy company dedicated to developing transformational therapies for celiac disease and refractory celiac disease (intestinal lymphoma) from 2015 to 2017. Celimmune was acquired by Amgen Inc. in November 2017. Additionally, Dr. Leon is a co-founder and shareholder of Glutenostics, Inc. since April 2016. Prior to founding Celimmune in 2015, Dr. Leon served as Vice President and Head of Translational Medicine at Johnson & Johnson’s Janssen Pharmaceuticals, where he led early-stage clinical development in immunology. Before joining Janssen in 2010, Dr. Leon served as Chief Medical Officer at Alba Therapeutics; Director of Clinical Development, Inflammation & Respiratory at Medimmune (AstraZeneca); and Director of Clinical Discovery, Immunology & Oncology at Bristol-Myers Squibb. Prior to joining the biopharma industry, Dr. Leon served as a Postdoctoral Fellow at the National Institutes for Allergy and Infectious Diseases (NIAID) of the National Institutes of Health (NIH). In 2011, he became an Associate Professor of Medicine at Jefferson Medical College in Philadelphia, where he continues to contribute to the clinical research efforts of the Department of Gastroenterology. Dr. Leon is a clinical and translational immunologist who received his M.D. and Ph.D. from Autónoma University in Madrid, Spain. In his 25 years of experience in translational immunology, Dr. Leon has authored or co-authored more than 85 peer-reviewed articles and book chapters, as well as a dozen issued patents and patent applications.

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Eleanor Ramos

Dr. Ramos joined Provention in July 2017 as its Chief Medical Officer (“CMO”). Dr. Ramos’ background includes significant clinical expertise in autoimmunity, inflammation, organ transplant rejection and the treatment of acute and chronic viral infections. Prior to joining Provention, Dr. Ramos served as a Chief Medical Officer of Global Blood Therapeutics Inc., a biopharmaceutical company dedicated to developing novel therapeutics to treat blood-based and hypoxemic pulmonary disorders from 2014 to 2016. Her past experience includes roles as Chief Medical Officer of Theraclone Sciences, a therapeutic antibody discovery and development company, where she oversaw the development of clinical programs in viral diseases including severe influenza from 2011 to 2014, and as Chief Medical Officer at ZymoGenetics, Inc., overseeing its clinical portfolio across infectious diseases/hepatitis C, immunology/lupus nephritis, oncology and hemostasis from 2009 to 2011. Dr. Ramos is currently a member of the Scientific Advisory Board of EpiVax Oncology, a private biotechnology company focused on developing personalized cancer vaccines. Her experience also encompasses leading the Clinical Trials Group at the Immune Tolerance Network, a collaborative network for clinical research funded by the National Institute of Allergy and Infectious Diseases. She holds a medical degree and undergraduate degree from Tufts University, along with advanced training in the subspecialty of nephrology with a focus on transplantation immunology at Brigham and Women’s Hospital, Harvard Medical School.

Jason Hoitt

Mr. Hoitt joined Provention as its Chief Commercial Officer (“CCO”) in January 2020. Prior to joining Provention, Mr. Hoitt served as Chief Commercial Officer at Dova Pharmaceuticals (acquired by Swedish Orphan Biovitrum AB, or Sobi) and led all commercial efforts including the pre-launch and launch strategy and execution for DOPTELET ® (avatrombopag) targeting chronic immune thrombocytopenia. Prior to Dova Pharmacetucials, Mr. Hoitt was a member of the commercial leadership team at Insmed Incorporated, serving as a Vice President and Head of Sales for the launch of Arikayce. Mr. Hoitt was also a member of the commercial leadership team at Sarepta Therapeutics, where he launched Exondys 51. Prior to Sarepta he held roles of increasing responsibility at Vertex Pharmaceuticals, where he launched Incivek, and Gilead Sciences, working on Hepsera and the launch of Viread HBV. Mr. Hoitt holds a B.A. from the College of the Holy Cross.

Heidy King-Jones

Ms. King-Jones joined Provention as its Chief Legal Officer (“CLO”) in August 2020. She brings nearly 13 years of corporate counsel and law firm experience in the biotechnology and pharmaceutical sectors. As Chief Legal Officer, Ms. King-Jones supports Provention Bio’s commitment to upholding the best practices of compliance, corporate governance, and legal and enterprise risk management. Prior to joining Provention, Ms. King-Jones served as Senior Vice President and General Counsel of Axcella Health, Inc. where she worked from January 2018 to August 2020. Prior to Axcella, she held legal roles of increasing responsibility at Sarepta Therapeutics from July 2013 to January 2018, including head of Corporate Law Department and lead attorney for commercialization of Exondys 51. Ms. King-Jones started her career as a part of Ropes & Gray LLP’s Securities & Public Company Practice Group. She holds a B.A. from Dartmouth College and a J.D. and LL.M. from Cornell Law School.

There are no family relationships among any of our directors and executive officers.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides an overview of our executive compensation philosophy, the objectives of our executive compensation program and each compensation component that we provide. In addition, we explain how and why the Compensation Committee arrived at specific compensation policies and decisions involving our named executive officers for the fiscal year ended December 31, 2020. This CD&A is intended to be read in conjunction with the tables which immediately follow, which include historical context of pay.

The following executive officers constituted our named executive officers (“NEOs”) for the last completed fiscal year:

Ashleigh Palmer	Chief Executive Officer
Andrew Drechsler	Chief Financial Officer
Francisco Leon	Chief Scientific Officer
Eleanor Ramos	Chief Medical Officer
Jason Hoitt	Chief Commercial Officer

EXECUTIVE SUMMARY

The Company’s accomplishments in 2020 are directly tied to the performance of the Company’s NEOs, and thus were an important factor in determining NEO compensation in 2020. Although the Company experienced certain challenges resulting from the ongoing COVID-19 pandemic, such as difficultly in recruiting participants for trials, the Company’s 2020 accomplishments, including advancing its pipeline of product candidates aimed at intercepting and preventing autoimmune disease included the below:

●	PRV-031 (Teplizumab): In December 2020, the FDA accepted and filed for review our Biologics License Application (“BLA”) for teplizumab for the delay or prevention of T1D in at-risk individuals. The FDA also granted our request for Priority Review and assigned a user fee goal date of July 2, 2021 under the PDUFA. In its acceptance letter, the FDA has stated that it is currently planning to hold an advisory committee meeting, which is tentatively scheduled for May 27, 2021, to discuss the BLA.

●	PRV-101: In December 2020, we initiated the PROVENT (PROtocol for coxsackievirus VaccinE in healthy voluNTeers) study, a first-in-human study of our polyvalent inactivated CVB vaccine candidate, PRV-101. We are developing PRV-101 for the prevention of acute CVB infection and the potential delay or prevention of T1D and celiac disease.

●	PRV-015: In August 2020, we, with our development partner Amgen, initiated the Phase 2b PROACTIVE (PROvention Amgen Celiac ProtecTIVE) study of PRV-015, an anti-interleukin-15 monoclonal antibody, in adult celiac patients not responding to a gluten-free diet, a condition known as non-responsive celiac disease (NRCD).

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●	PRV-3279: In March 2020, we announced top-line results from the Phase 1b portion of the PREVAIL (PRV-3279 EVAluation In Lupus) study, which evaluated PRV-3279 in 16 healthy volunteers, supporting the planned commencement of the Phase 2a portion of this study the second half of 2021.

●	Organization Growth and Financings: Since January 2020, we successfully raised approximately $215.5 million from our at-the-market program and a public offering, including approximately $113.2 million in 2020, to fund the company’s advancement of its pipeline of product candidates and other operations, including our activities to prepare for a potential commercialization of teplizumab. The Company successfully scaled up from an organization of 18 employees in January 2020 to an organization of 52 employees by December 2020 to develop additional capacity and expertise to support its business plans, including hiring a Chief Commercial Officer and Chief Legal Officer. We also added two new non-employee directors, Ms. Wysenski and Dr. Jenkins, who bring deep regulatory and commercial expertise to our Board.

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Strong Stock Price Performance: Our stock price has continued to exhibit strong growth in 2020. Our total shareholder return (“TSR”) was 13.7% for the past year, with our TSR since our initial public offering exceeding 252% and outpacing relevant indices, as shown in the chart below. We believe this growth is reflective of the market’s support for our product pipeline development and other operational achievements, and further supports our compensation program’s focus on creating long-term shareholder value.

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We believe that the efforts of our named executive officers were critical to our operational successes in 2020.

The Company’s executive compensation program is designed to closely tie pay to performance, rewarding executives for the achievement of corporate short-term and long-term strategic goals that create shareholder value. We strongly believe that a well-structured executive compensation program should be heavily reliant on variable, “at-risk” pay, a philosophy we reflect in our compensation program. As our company grows, so has our compensation program, and it will continue to do so. We believe the following three examples demonstrate our approach to compensation:

1)	Performance-based stock options — Approximately 60% of our annual equity grant to executives is comprised of performance-based stock options. As a clinical stage biopharmaceutical company, options are a common equity vehicle choice amongst our peers. However, attaching performance conditions to those awards is not. Our Board felt this was appropriate to incentivize our executives to focus on corporate strategic goals that are vital to our success, and therefore to the creation of shareholder value.

2)	Teamwork (with slight differentiation) — Under our annual incentive plan structure, all executives have the same corporate performance goals, but with different weightings. Our Compensation Committee feels this is important, as different executives have varying influence and oversight over each goal.

3)	Equal equity grants – The Compensation Committee, in consultation with our CEO determined that in 2020 as in 2019, all executives including the CEO would receive the same number of equity awards, including both time-vesting and performance-vesting awards, in order to support and incentivize teamwork culture.

Overview of Our Pay Program

We believe that the design and structure of our pay program supports our business strategy and organizational objectives while successfully aligning executive and shareholder interests. Our compensation framework has been tailored to reward and incentivize executives for focusing on and achieving specific financial and strategic objectives, both quantitative and qualitative, that our Board believes are central to delivering long-term stockholder value.

The primary elements of our executive compensation program in 2020 were base salary, short-term cash incentives, and long-term equity incentives. The elements of our executive compensation program take into consideration market data, described below, and each executive’s individual experience, skills and performance.

Base Salary	Base salaries provide annual fixed pay and are intended to be competitive within our industry and are important in attracting and retaining talented executives.

Annual Cash Incentives

Our annual cash incentives are intended to motivate and reward our executives for the achievement of certain short-term strategic goals of the Company.

In 2020, our annual incentives were based on key corporate milestones, focusing on clinical trials, manufacturing, and regulatory goals, as well as pre-commercial and funding goals.

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Long-Term Equity Incentives

Long-term equity awards incentivize executives to deliver long-term shareholder value by offering the opportunity to benefit from appreciation in our stock price, while also providing a retention vehicle for our top employee talent.

In 2020, each executive received a grant of an option to purchase shares of our common stock and Mr. Hoitt received an additional new hire option grant. Forty percent of the shares underlying each grant vest based on continued employment with us and the remaining 60% vest based on achievement of pre-established performance goals.

Target Pay Mix

The Compensation Committee utilizes the above-mentioned elements to align our executive pay opportunities with our short- and long-term performance. To do so, and to align management interests most closely with the interests of our stockholders, the majority of the compensation we pay to our named executive officers is provided as at-risk, variable incentives, as shown in the graphics below. The Compensation Committee does not have any formal policies for allocating total compensation among the various components. Instead, the Compensation Committee relies on its judgment as well as the advice from its independent compensation consultant.

Compensation Governance Practices

To complement our pay structure, we adhere to several notable best practices to encourage actions that are in the long-term interests of our stockholders and the Company alike. These include:

What We Do	●	Align pay with performance
	●	Provide an appropriate mix of short and long-term incentives to our executives
	●	Responsible use of shares under our long-term incentive program
	●	Engage an independent compensation consultant
	●	Identify and use a comparator peer group based on market data and industry profile.
	●	“Double-trigger” change-in-control provisions
	●	Maintain a robust insider trading policy

What We Don’t Do	●	No excise tax gross-ups
	●	No excessive perquisites
	●	No repricing of stock option awards without shareholder approval
	●	No hedging or pledging of company stock

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COMPENSATION PHILOSOPHY

The Compensation Committee annually reviews and either recommends to the Board (for our CEO) or approves (for our other executives) each executive’s compensation and is responsible for assuring that compensation for the executive officers is consistent with the objectives of attracting and retaining highly qualified executives, tying pay to performance and Company strategy, aligning executives’ incentives with long-term shareholder interests, and encouraging internal pay equity.

The Compensation Committee determines the appropriate level for each compensation component based on these overall compensation objectives. The Compensation Committee’s philosophy is to strive to provide market competitive compensation and emphasize at-risk cash bonus opportunities and equity compensation that reflect the Company’s performance goals and are commensurate with each executive’s scope of responsibility within the organization.

COMPENSATION DETERMINATION PROCESS

Role of Compensation Committee

The Compensation Committee oversees all compensation-based plans, policies, and benefits programs, and is responsible for making recommendations to our Board regarding the compensation of our executive officers. The Compensation Committee is also responsible for establishing corporate performance goals under the Company’s annual and long-term incentives and evaluating at least annually corporate performance as compared to these goals. The Compensation Committee administers our equity-based compensation program, including an evaluation of the guidelines and size of awards. The Compensation Committee conducts an annual review of all components of executive compensation and approves executive compensation for each of our executives other than the CEO, for whom the Compensation Committee makes recommendations to the Board, which approves CEO compensation. In addition, the Compensation Committee reviews and makes recommendations to the Board regarding the compensation of our non-employee directors.

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Role of Management

The Company’s CEO, CFO and CLO are involved in the design and implementation of our executive compensation and are typically present at Compensation Committee meetings, except that the CEO and other NEOs are not present when the Compensation Committee chooses to vote or deliberate on executive salary and equity compensation during closed executive sessions. In 2020, the CEO, CFO and CLO reviewed the analysis and recommendations of Radford, our independent compensation consultant, with the Compensation Committee and made recommendations regarding proposed salary, equity awards and bonus for our executive officers (other than themselves). Management also participates in conducting annual risk assessments and ensuring that any risks involving compensation are properly mitigated. The Compensation Committee exercises its discretion in accepting, rejecting and/or modifying any such executive compensation recommendations and approves all compensation and equity awards for named executive officers, other than the CEO, for whom it makes recommendations to the Board for approval.

Role of Independent Compensation Consultant

The Company has retained Radford, part of the Rewards Solutions practice at Aon plc, to conduct a comprehensive review of our compensation program, as well as make recommendations for our executive compensation and advise on market practices.

In 2020, Radford assisted the Compensation Committee with, among other things:

●	Reviewing and modifying the compensation peer group for 2021 compensation decisions;

●	Executive and director market pay analysis;

●	Development of executive and director pay programs;

●	Analysis of equity pay market data and trends;

●	Change in control and severance arrangement recommendations; and

●	Assisting with certain proxy disclosures, including this Compensation, Discussion and Analysis.

The Compensation Committee has the sole authority to select, retain, terminate and approve the fees and other retention terms of consultants as it deems appropriate to perform its duties.

The Compensation Committee annually evaluates the independent compensation consultant’s independence and performance under the applicable SEC and Nasdaq listing standards. The Compensation Committee believes that working with an independent compensation consultant furthers the Company’s objectives to recruit and retain qualified executives, align their interests with those of shareholders and ensure that their compensation packages will appropriately motivate and reward the ongoing achievement of business goals. The Compensation Committee conducted a specific review of its relationship with Radford in 2020 and determined that Radford’s work for the Compensation Committee did not raise any conflicts of interest.

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2020 and 2021 Peer Groups

The Compensation Committee approved our 2020 peer group in January 2020, based on sector, development stage, market capitalization, and size and used this comparator group when deciding executive and Board compensation in January 2020. The Compensation Committee also considered criteria from outside investors and the talent market when selecting the final criteria and list of companies. The following criteria was applied in developing the peer group used for 2020:

●	Sector – Biotechnology/Pharmaceuticals, with a therapeutic focus on immunotherapy, immune-oncology, and rare and orphan diseases

●	Development Stage: Products in phase 3 of development or commercial

●	Market Capitalization – 0.5x to 3x our market capitalization

●	Size – generally, fewer than 700 employees

Using these criteria, in January 2020 the Compensation Committee approved the following 15 companies to comprise the Company’s 2020 peer group for use in determining 2020 compensation decisions:

Aimmune Therapeutics, Inc.	Karyopharm Therapeutics Inc.	Athersys, Inc.
Flexion Therapeutics, Inc.	Sage Therapeutics, Inc.	MEI Pharma, Inc.
Insmed Incorporated	Albireo Pharma, Inc.	Eiger BioPharmaceuticals, Inc.
Amicus Therapeutics, Inc.	Kiniksa Pharmaceuticals, Ltd.	Syndax Pharmaceuticals, Inc.
Acceleron Pharma Inc.	Aldeyra Therapeutics, Inc.	Axsome Therapeutics, Inc.

The Compensation Committee approved our 2021 peer group in October 2020 and used this comparator group when deciding 2021 compensation in January of this year.

For our 2021 peer group, Radford assisted the Compensation Committee in assessing the continued appropriateness of the peer group. The core criteria used to evaluate and develop the 2021 peer group were the same as the ones used to determine the 2020 peer group, except that the size of the companies used for the 2021 peer group was fewer than 300 employees to better reflect the composition of the Company.

Using these criteria, in October 2020 the Compensation Committee approved the following 19 companies to comprise the Company’s 2021 peer group:

Aimmune Therapeutics, Inc.	Atara Biotherapeutics, Inc.	Athersys, Inc.
BioCryst Pharmaceuticals, Inc.	BioXcel Therapeutics, Inc.	CymaBay Therapeutics, Inc.
CytoDyn Inc.	ImmunoGen, Inc.	Kiniksa Pharmaceuticals, Ltd.
Radius Health, Inc.	Rhythm Pharmaceuticals, Inc.	Rigel Pharmaceuticals, Inc.
Spectrum Pharmaceuticals, Inc.	Syndax Pharmaceuticals, Inc.	Tricida, Inc.
VBI Vaccines Inc.	Viela Bio, Inc.	Y-mAbs Therapeutics, Inc.
Zogenix, Inc.

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Compensation Risk Assessment

The Compensation Committee has responsibility for establishing our compensation philosophy and objectives, determining the structure, components and other elements of our programs, and reviewing and approving the compensation of our named executive officers. We do not believe that our executive compensation program creates risks that are reasonably likely to have a material adverse effect on the Company.

ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The Company’s executive compensation program generally consists of three primary elements: base salaries, annual performance-based cash incentives, and long-term equity awards.

Our NEOs are also eligible to participate in the employee benefit programs that we make available to all full-time employees, including medical and dental coverage, life and disability insurance, flexible spending accounts, a 401(k) plan and an employee stock purchase plan. The NEOs’ participation in these programs is on the same terms and conditions as those offered to our other full-time employees.

Base Salaries

We offer base salaries that are intended to provide a fixed component of compensation for our NEOs to reward the individual value that each executive officer brings to us through experience and past and expected future contributions to our success. The base salary for our CEO is reviewed by the Compensation Committee on an annual basis, and adjustments are recommended to the Board for approval as appropriate, based on numerous factors, including those described below. Base salaries for our executive officers other than our CEO are approved upon joining the company by the Compensation Committee, and then reviewed and adjusted, as appropriate, by the Compensation Committee on an annual basis, in consultation with Radford and based on the consideration of numerous factors, including:

●	The individual’s role and responsibilities;

●	Individual contribution and performance of the past year;

●	Overall experience and expertise;

●	Current base salary;

●	Corporate performance; and

●	Salaries for similar positions within our compensation peer group.

In January 2020, the Compensation Committee approved the following base salaries for our named executive officers:

Executive	2019 Base Salary	2020 Base Salary	% Change
Ashleigh Palmer	$500,000	$595,000	19.0%
Andrew Drechsler	$390,000	$425,000	9.0%
Francisco Leon	$425,000	$435,000	2.4%
Eleanor Ramos	$425,000	$435,000	2.4%
Jason Hoitt[1]	N/A	$425,000	N/A

[1] Mr. Hoitt joined the Company in January 2020

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After reviewing competitive market data provided by our independent compensation consultant as well as the Company’s 2020 peer group, it was determined that Mr. Drechsler’s base salary was below the median and Mr. Palmer’s base salary was significantly below the median of similarly sized companies in our industry and other companies with which we compete for talent. Therefore, the Compensation Committee felt it was appropriate for retentive and motivational purposes to approve a larger increase for Mr. Drechsler and Mr. Palmer for 2020, bringing each executive’s salary more closely in line with executives in comparable positions in the Company’s 2020 compensation peer group.

Annual Cash Incentives

We provide our executive officers, including our NEOs, with the opportunity to annually earn cash incentives to encourage the achievement of corporate objectives, with such corporate goals weighted individually for each executive officer to reflect his or her responsibilities and oversight in the relevant area of focus. We established our annual incentive compensation program to motivate our executives to achieve short-term financial and business objectives, reflecting our “pay for performance” culture, resulting in a significant portion of NEO compensation tying directly to Company achievements.

For each NEO, the target bonus opportunity is determined as a percentage of his or her base salary (as indicated in the table below), which was established for 2020 by the Compensation Committee in consultation with Radford, based on market data, historical performance and internal equity considerations.

For 2020, our named executive officers had the following annual cash incentive target opportunities:

Executive	Target Annual Incentive (as % of base salary)
Ashleigh Palmer	50%
Andrew Drechsler	40%
Francisco Leon	40%
Eleanor Ramos	40%
Jason Hoitt	40%

2020 Milestones

The Compensation Committee, along with the independent members of our Board, approved the milestones applicable to 2020 annual cash incentives for our executives in January 2020. These corporate goals are intended to assess our performance in the following categories: clinical objectives, business development, and corporate finance. Completion of these goals acts as a key measure for the Compensation Committee in determining our NEOs’ earned annual incentives.

1	PRV-031: Complete CMC activities and submit BLA for At-Risk indication
2	PRV-031: Manage impact of COVID-19 and timely enroll PROTECT Phase 3
3	PRV-015: Timely commence Phase 2b trial
4	PRV-101: Timely submit Clinical Trial Application (Finland) and commence first in human trial

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5	Develop U.S. commercial plan and build out team/infrastructure to launch teplizumab
6	Corporate Finance and Business Development: Ensure runway through approval of teplizumab through one or more financing vehicles

The Compensation Committee exercised discretion to deem achieved certain timelines set forth in our pre-established performance goals in recognition of challenges presented as a result of the COVID-19 pandemic. While the Compensation Committee believes it is important that each member of our executive team is motivated to focus on the achievement of the same strategic goals, the Compensation Committee also recognizes that different executives have more influence on certain goals, based on their different responsibilities and oversight. As such, the weighting for each goal differs from executive to executive to reflect this varying level of influence on results. The table below outlines the 2020 milestone weightings by individual:

Name	#1 PRV-031 BLA	#2 PRV-031 PROTECT	#3 PRV-015	#4 PRV-101	#5 Commercial	#6 Corp Fin & Bus Dev
Ashleigh Palmer	30%	10%	10%	10%	20%	20%
Andrew Drechsler	10%	10%	10%	10%	20%	40%
Francisco Leon	10%	10%	20%	30%	10%	20%
Eleanor Ramos	40%	20%	5%	5%	10%	20%
Jason Hoitt	10%	10%	5%	5%	50%	20%

2020 Earned Annual Incentives

The 2020 earned annual incentive amounts disclosed below reflect performance against the corporate goals as described above. Payouts reflect that achievement was met on all goals except for #2: PRV-031 PROTECT.

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Name	#1 PRV-031 BLA	#2 PRV-031 PROTECT	#3 PRV-015	#4 PRV-101	#5 Commercial	#6 Corp Fin & Bus Dev	Total
Achievement	100%	0%	100%	100%	100%	100%	N/A
Ashleigh Palmer	30%	0%	10%	10%	20%	20%	90%
Andrew Drechsler	10%	0%	10%	10%	20%	40%	90%
Francisco Leon	10%	0%	20%	30%	10%	20%	90%
Eleanor Ramos	40%	0%	5%	5%	10%	20%	80%
Jason Hoitt	10%	0%	5%	5%	50%	20%	90%

Executive	2020 Earned Annual Incentive
Ashleigh Palmer	$267,750
Andrew Drechsler	$153,000
Francisco Leon	$156,600
Eleanor Ramos	$139,200
Jason Hoitt	$153,000

In addition to 2020 earned annual incentive compensation, Dr. Ramos was awarded a key contributor cash bonus in the amount of $50,000, approved by our Compensation Committee and paid in December 2020, in recognition of her extraordinary efforts in connection with the Company’s successful submission of the BLA for teplizumab.

Equity Compensation

The majority of our NEOs’ compensation is designed to reward the achievement of sustainable long-term growth and strong corporate performance. Our equity program is composed of time-vesting and performance-vesting stock options that reward long-term value creation and alignment with shareholders.

Stock option grants are largely based on an executive’s corporate level and individual performance, current business climate, market analysis, and our CEO’s recommendations.

The Compensation Committee and the independent members of our Board, on the recommendation of the Compensation Committee, approved a grant, with a grant date of July 15, 2020, to each named executive officer of a time-vesting option to purchase 55,100 shares of our common stock and a performance-vesting option to purchase 82,650 shares of our common stock.

Each time-vesting option vests in four equal annual installments, commencing on the first anniversary of the grant date. Each performance-vesting option vests as to one-fourth of the shares underlying the option upon the achievement of each of the following corporate performance milestones: (a) launch of teplizumab in the U.S.; (b) achievement of teplizumab first year sales goal (in 2022); (c) positive PRV-015 top-line data (by 2022); and (d) positive PRV-3279 top-line data (by 2023), in each case, subject to the NEO’s continued employment through the applicable vesting date.

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In addition, on January 7, 2020, the Compensation Committee approved a new hire grant to Mr. Hoitt of a time-vesting option to purchase 160,000 shares of our common stock and a performance-vesting option to purchase 240,000 shares of our common stock. The time-vesting option vests in four equal annual installments, commencing on the first anniversary of the grant date. The performance-vesting option vests as to (a) 50% of the shares underlying the option upon achievement of the launch of teplizumab within three months of approval; (b) 25% of the shares underlying the option upon achievement of a teplizumab advocacy partnership with an at-risk population; and (c) 25% of the shares underlying the option upon finalization of a EU/ROW strategy and partner selection, in each case subject to Mr. Hoitt’s continued employment through the applicable vesting date.

ADDITIONAL COMPENSATION PRACTICES AND POLICIES

Insider Trading Policy

It is the policy of the Company that no director, officer or other employee may hedge or pledge (other than with preapproval of the CLO) any securities of the Company they hold, including those granted through employee equity awards. In addition, no director, officer or other employee of the Company who is aware of material nonpublic information related to the Company may, directly or indirectly, through family members or other persons or entities:

●	engage in transactions in the securities of the Company (except with respect to a net exercise of stock options grant pursuant to the Company’s equity plans, the withholding of restricted stock necessary to satisfy tax withholding requirements upon vesting and the purchase from or sale to the Company of securities of the Company);

●	recommend that any other person engage in transactions in the securities of the Company;

●	disclose material nonpublic information to persons within the Company whose jobs do not require them to have that information or to persons outside of the Company, including, but not limited to, family, friends, business associates, investors and expert consulting firms, unless such disclosure is made in accordance with the Company’s policies regarding the protection or authorized external disclosure of information regarding the Company; or

●	assist anyone engaged in the above activities.

In addition, it is the policy of the Company that no director, officer or other employee who, in the course of working for the Company, learns of material nonpublic information about a company with which the Company does business, including a customer or supplier of the Company, may trade in that company’s securities until the information becomes public or is no longer material.

Employment Agreements

We entered into amended and restated employment agreements with each of our named executive officers in 2020 in order to standardize our executive employment agreements and bring our severance terms in-line with those of companies in our compensation peer group. The material terms of the agreements are as follows:

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We entered into an employment agreement with Mr. Palmer in 2017 and subsequently amended and restated the agreement effective May 19, 2020. Mr. Palmer’s employment agreement sets forth his base salary and target annual bonus opportunity, both subject to periodic adjustment. The agreement also provides for severance payments and benefits in the event of a qualifying termination of his employment, as described under “Potential Payments Upon Termination or Change in Control” below.

We entered into an employment agreement with Mr. Drechsler in 2017 and subsequently amended and restated the agreement effective June 9, 2020. Mr. Drechsler’s employment agreement sets forth his base salary and target annual bonus opportunity, both subject to periodic adjustment. The agreement also provides for severance payments and benefits in the event of a qualifying termination of his employment, as described under “Potential Payments Upon Termination or Change in Control” below.

We entered into an employment agreement with Dr. Leon in 2017 and subsequently amended and restated the agreement effective June 10, 2020. Dr. Leon’s employment agreement sets forth his base salary and target annual bonus opportunity, both subject to periodic adjustment. The agreement also provides for severance payments and benefits in the event of a qualifying termination of his employment, as described under “Potential Payments Upon Termination or Change in Control” below.

We entered into an employment agreement with Dr. Ramos in 2017 and subsequently amended and restated the agreement effective June 9, 2020. Dr. Ramos’s employment agreement sets forth her base salary and target annual bonus opportunity, both subject to periodic adjustment. The agreement also provides for severance payments and benefits in the event of a qualifying termination of her employment, as described under “Potential Payments Upon Termination or Change in Control” below.

We entered into an employment agreement with Mr. Hoitt in January 2020 and subsequently amended and restated the agreement effective June 9, 2020. Mr. Hoitt’s employment agreement sets forth his base salary and target annual bonus opportunity, both subject to periodic adjustment. The agreement also provides for severance payments and benefits in the event of a qualifying termination of his employment, as described under “Potential Payments Upon Termination or Change in Control” below.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1.0 million paid in any taxable year to certain current and former executive officers. Remuneration in excess of $1.0 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of the Internal Revenue Code.

The 2017 tax reform legislation removed the “performance-based compensation” exception from Section 162(m). Accordingly, awards made after November 2, 2017, generally are not eligible for the “performance-based compensation” exception and will not be deductible to the extent that they cause the compensation of the affected executive officers to exceed $1 million in any year. Awards that were made and subject to binding written contracts in effect on November 2, 2017, are “grandfathered” under prior law and can still qualify as deductible “performance-based compensation,” even if paid in future years. The Compensation Committee believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees even if compensation paid under that program is not deductible in whole or in part.

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Taxation of “Parachute” Payments and Deferred Compensation

We do not provide any named executive officer with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A of the Internal Revenue Code.

Accounting for Stock-Based Compensation

The Compensation Committee and Board generally takes into consideration the fair value of equity awards, using Black-Scholes or other methods, in making compensation decisions for our named executive officers and board members. We follow the FASB ASC Topic 718 for our stock-based compensation awards, which requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions.

REPORT OF THE COMPENSATION COMMITTEE

The information contained in this report is not to be deemed to be “soliciting material” or to be “filed” with the SEC, or subject to Regulation 14A of the Exchange Act or to the liabilities of Section 18 of the Exchange Act, nor is such information to be incorporated by reference into any future filing under the Securities Exchange Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

The undersigned members of the Compensation Committee of the Board submit this report in connection with the Compensation Discussion and Analysis as follows:

1.	The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management.

2.	Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and analysis be included in this Proxy Statement.

Compensation Committee,

Nancy Wysenski, Chair

Avery Catlin

Wayne Pisano

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Compensation Tables

Summary Compensation Table

The following table sets forth information concerning the compensation earned by, awarded or paid to our named executive officers for fiscal years 2020, 2019 and 2018.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Ashleigh Palmer	2020	595,000		-		1,133,786	267,750	11,400	2,007,936
(CEO)	2019	500,000		-		3,308,260	140,000	11,200	3,959,460
	2018	425,000		-		-	147,500	11,000	583,500

Andrew Drechsler	2020	425,000		-		1,133,786	153,000	11,400	1,723,186
(CFO)	2019	390,000		-		3,308,260	109,200	11,200	3,818,660
	2018	360,000		-		-	128,000	11,000	499,000

Francisco Leon	2020	435,000		-		1,133,786	156,600	11,400	1,736,786
(CSO)	2019	425,000		-		3,308,260	102,000	11,200	3,846,460
	2018	395,000		-		-	158,500	11,000	564,500

Eleanor Ramos	2020	435,000		50,000	(2)	1,133,786	139,200	11,400	1,769,386
(CMO)	2019	425,000		-		3,308,260	144,500	11,200	3,888,960
	2018	395,000		-		-	128,625	11,000	534,625

Jason Hoitt	2020	418,561	(1)	-		5,016,968	153,000	11,400	5,599,929
(CCO)

(1)	Mr. Hoitt commenced employment with us on January 7, 2020 with an annual base salary of $425,000. As a result, Mr. Hoitt’s prorated 2020 salary information is included in this table and only 2020 compensation information is included for him.
(2)	Amount relates to “key contributor” bonus paid to Dr. Ramos in connection the submission of the Company’s Biologics License Application (“BLA”) in the fourth quarter of 2020.
(3)	Amounts represent the aggregate grant date fair value of stock options (including time-vesting and performance-vesting stock options) granted to each of our named executive officers determined in accordance with ASC Topic 718. The underlying valuation assumptions for these stock option awards are discussed in Note 10 to our financial statements for each of the years ended December 31, 2020, December 31, 2019 and December 31, 2018, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. See “Compensation Discussion and Analysis—Elements of our Executive Compensation Program—Equity Compensation” above. With respect to performance-vesting stock options granted to Messrs. Palmer and Drechsler and Drs. Leon and Ramos in fiscal year 2020, the grant date fair value of such options if all applicable performance milestones associated with such awards were achieved in full is $680,272, which is included in the amount in the table above. With respect to performance-vesting stock options granted to Mr. Hoitt in fiscal year 2020, the grant date fair value of such options if all applicable performance milestones associated with such awards were achieved in full is $3,010,181, which is included in the amount included in the table above. With respect to performance-vesting stock options Messrs. Palmer and Drechsler and Drs. Leon and Ramos in fiscal year 2019, the grant date fair value of such options if all applicable performance milestones associated with such awards were achieved in full is $1,984,956, which is included in the amount in the table above.
(4)	Amounts represent annual bonuses earned by our named executive officers under our annual bonus program. See “Compensation Discussion and Analysis—Elements of our Executive Compensation Program—Annual Cash Incentives” above.
(5)	Amounts shown in the “All Other Compensation” column for 2020 include matching contributions that we made under our 401(k) plan of $11,400 for each of Mr. Palmer, Mr. Drechsler, Dr. Leon, Dr. Ramos and Mr. Hoitt. The Company’s 401(k) plan is a broad-based tax-qualified defined contribution plan for our U.S.-based employees.

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Grants of Plan-Based Awards Table

The following table sets forth information regarding plan-based awards made to each of our named executive officers during our 2020 fiscal year.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1) Target ($) (2)	Estimated Future Payouts Under Equity Incentive Plan Awards Target ($) (3)	All Other Option Awards: Number Of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh) (5)	Grant Date Fair Value of Option Awards ($) (6)
Ashleigh Palmer	-	297,500	-	-	-	-
(CEO)	7/15/2020	-	82,650	-	12.62	680,272
	7/15/2020	-	-	55,100	12.62	453,514
Andrew Drechsler	-	170,000	-	-	-	-
(CFO)	7/15/2020	-	82,650	-	12.62	680,272
	7/15/2020	-	-	55,100	12.62	453,514
Francisco Leon	-	174,000	-	-	-	-
(CSO)	7/15/2020	-	82,650	-	12.62	680,272
	7/15/2020	-	-	55,100	12.62	453,514
Eleanor Ramos	-	174,000	-	-	-	-
(CMO)	7/15/2020	-	82,650	-	12.62	680,272
	7/15/2020	-	-	55,100	12.62	453,514
Jason Hoitt	-	170,000	-	-	-	-
(CCO)	1/7/2020	-	240,000	-	14.97	2,329,909
	1/7/2020	-	-	160,000	14.97	1,553,273
	7/15/2020	-	82,650	-	12.62	680,272
	7/15/2020	-	-	55,100	12.62	453,514

(1)	Represents annual cash bonus opportunities granted under our annual bonus program. As described in our “Compensation Discussion and Analysis—Elements of our Executive Compensation Program—Annual Cash Incentives” above, each named executive officer was eligible to receive a target annual bonus equal to a percentage of his or her annual base salary. The actual amount paid to our named executive officers under the 2020 annual bonus program is included in the Summary Compensation Table above, in the column labeled “Non-Equity Incentive Plan Compensation.”
(2)	We do not set minimum or maximum thresholds for our annual cash bonuses. For more information on our annual cash bonuses, see “Compensation Discussion and Analysis—Elements of our Executive Compensation Program—Annual Cash Incentives” above.
(3)	For options granted on July 15, 2020, represents the number of shares underlying performance-based stock options granted to each of our named executive officers that would become exercisable assuming the performance milestones associated with such options are met in full. The performance-based stock options vest as to one-fourth of the shares underlying each option upon the achievement of each of the following corporate performance milestones: (a) launch of teplizumab in the U.S.; (b) achievement of teplizumab first year sales goal (in 2022); (c) positive PRV-015 top-line data (by 2022); and (d) positive PRV-3279 top-line data (by 2023), subject to the named executive officer’s continued employment. For the option granted to Mr. Hoitt on January 7, 2020, represents the number of shares underlying a new-hire performance-based stock option that would become exercisable assuming the performance milestones associated with such option are met in full. The performance-based stock option vests as to (a) 50% of the shares underlying the option upon achievement of the launch of teplizumab within three months of approval; (b) 25% of the shares underlying the option upon achievement of a teplizumab advocacy partnership with an at-risk population; and (c) 25% of the shares underlying the option upon finalization of a EU/ROW strategy and partner selection. See “Compensation Discussion and Analysis—Elements of our Executive Compensation Program—Equity Compensation” above.
(4)	Represents stock options granted to each of our named executive officers, each of which vests as to 25% of the shares underlying the option on the first four anniversaries, subject to the named executive officer’s continued employment. See “Compensation Discussion and Analysis—Elements of our Executive Compensation Program—Equity Compensation” above.
(5)	The exercise price is equal to the closing price per share of our common stock on the grant date, as reported on The Nasdaq Global Select Market.

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(6)	Reflects the grant date fair value of stock options granted in 2020 determined in accordance with FASB ASC Topic 718 determined, in the case of performance-based stock options, based upon the probable outcome of the applicable performance conditions (which assume that the performance conditions were satisfied in full). See footnote (3) to the “Summary Compensation Table.”

Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of unvested equity awards held by our named executive officers as of December 31, 2020.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (1)	Option Expiration Date
Ashleigh Palmer	474,005	67,715 (2)	-	2.50	4/24/2027
(CEO)	200,000	120,000 (5)	80,000	12.54	6/24/2029
	-	55,100 (7)	82,650	12.62	7/15/2030
Andrew Drechsler	396,290	54,172 (3)	81,258	2.50	9/10/2027
(CFO)	200,000	120,000 (5)	80,000	12.54	6/24/2029
	-	55,100 (7)	82,650	12.62	7/15/2030
Francisco Leon	474,005	67,715 (2)	-	2.50	4/24/2027
(CSO)	200,000	120,000 (5)	80,000	12.54	6/24/2029
	-	55,100 (7)	82,650	12.62	7/15/2030
Eleanor Ramos	406,290	54,172 (4)	81,258	2.50	9/10/2027
(CMO)	200,000	120,000 (5)	80,000	12.54	6/24/2029
	-	55,100 (7)	82,650	12.62	7/15/2030
Jason Hoitt	60,000	160,000 (6)	180,000	14.97	1/7/2030
(CCO)	-	55,100 (7)	82,650	12.62	7/15/2030

(1)	For stock option grants issued after July 19, 2018, the date of our initial public offering, the exercise price is equal to the closing price per share of our common stock on the grant date, as reported on The Nasdaq Global Select Market. For stock option grants issued prior to July 19, 2018, the option exercise price was determined using the probability-weighted expected return valuation method in accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation.
(2)	These stock options vest in eight equal semi-annual installments beginning in October 2017 and ending in April 2021, generally subject to the named executive officer’s continued employment with the Company through each applicable vesting date.
(3)	Forty percent of the shares underlying the stock options in this grant will vest in four equal annual installments beginning in September 2018 and ending in September 2021 and sixty percent of the shares underlying the stock options in this grant will vest upon the achievement of certain performance-based milestones, in each case, generally subject to the named executive officer’s continued employment with the Company through the applicable vesting date. Performance-based stock options are reported in the table assuming the performance milestones associated with such options are met in full.
(4)	Forty percent of the shares underlying the stock options in this grant will vest in four equal annual installments beginning in July 2018 and ending in July 2021 and sixty percent of the shares underlying these stock options will vest upon the achievement of certain performance-based milestones, in each case, generally subject to the named executive officer’s continued employment with the Company through the applicable vesting date. Performance-based stock options are reported in the table assuming the performance milestones associated with such options are met in full.
(5)	Forty percent of the shares underlying the stock options in this grant will vest in four equal annual installments beginning in June 2020 and ending in June 2023 and sixty percent of the shares underlying these stock options will vest upon the achievement of certain performance-based milestones, in each case, generally subject to the named executive officer’s continued employment with the Company through each applicable vesting date. Performance-based stock options are reported in the table assuming the performance milestones associated with such options are met in full.

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(6)	Forty percent of the shares underlying the stock options in this grant will vest in four equal annual installments beginning in January 2021 and ending in January 2024 and sixty percent of the shares underlying these stock options will vest upon the achievement of certain performance-based milestones described in “Compensation Discussion and Analysis—Elements of our Executive Compensation Program—Equity Compensation” above, in each case, generally subject to the named executive officer’s continued employment with the Company through each applicable vesting date. Performance-based stock options are reported in the table assuming the performance milestones associated with such options are met in full.
(7)	Forty percent of the shares underlying the stock options in this grant will vest in four equal annual installments beginning in July 2021 and ending in July 2024 and sixty percent of the shares underlying these stock options will vest upon the achievement of certain performance-based milestones, in each case, generally subject to the named executive officer’s continued employment with the Company through each applicable vesting date. Performance-based stock options are reported in the table assuming the performance milestones associated with such options are met in full.

Option Exercises

There were no stock option exercises by our named executive officers during our 2020 fiscal year.

Potential Payments Upon Termination or Change in Control

The amended and restated employment agreements with our named executive officers provide for severance payments and benefits in connection with specified termination events, subject to the named executive officer’s timely and effective execution of a separation agreement provided by us containing a release of claims and other customary terms and continued performance of the restrictive covenants described below. The terms “cause,” “good reason,” and “change in control” referred to below are defined in the named executive officer’s respective employment agreement.

If a named executive officer’s employment is terminated by us without cause or by the executive for good reason outside of a change in control, he or she will be entitled to receive (i) payment of his or her then-current base salary for a specified period following termination (12 months for Mr. Palmer and Dr. Leon and nine months for Messrs. Drechsler and Hoitt and Dr. Ramos), payable in installments in accordance with the Company’s payroll practices, (ii) a pro rata portion of his or her annual bonus based on objectives achieved at the termination date, paid on the date the annual bonus would have been paid had the executive’s employment continued, (iii) payment of COBRA premiums following the executive’s termination for a specified period (12 months for Mr. Palmer and Dr. Leon and nine months for Messrs. Drechsler and Hoitt and Dr. Ramos), or, if earlier, until the date on which the executive secures substantially gainful employment from a new employer, payable in installments in accordance with the Company’s payroll practices, (iv) accelerated vesting of all unvested time-based stock options granted under the Provention Bio, Inc. 2017 Equity Incentive Plan, as amended and restated, or the 2017 Plan (or any successor plan), with all outstanding vested stock options (whether time- or performance-based) remaining outstanding and exercisable for a period of 12 months following such termination (or, if earlier, until the original expiration date), and (v) accelerated vesting of all equity awards (other than stock options) that would have become vested during a specified period following the date the executive’s employment terminates had the executive’s employment continued (nine months for Messrs. Palmer, Drechsler and Hoitt and Dr. Ramos and 12 months for Dr. Leon).

If the executive’s employment is terminated by us without cause or by the executive for good reason within 12 months following a change in control of the Company, he or she will be entitled to receive (i) payment of his or her then-current base salary for a specified period following the date of such termination (18 months for Mr. Palmer and Dr. Leon and 12 months for Messrs. Drechsler and Hoitt and Dr. Ramos), payable in installments in accordance with the Company’s payroll practices, (ii) a pro rata portion of his or her annual bonus based on objectives achieved at the termination date, paid on the date the annual bonus would have been paid had the executive’s employment continued, (iii) payment of COBRA premiums following the executive’s termination for a specified period (18 months for Mr. Palmer and Dr. Leon and 12 months for Messrs. Drechsler and Hoitt and Dr. Ramos), or, if earlier, until the date on which the executive secures substantially gainful employment from a new employer, payable in installments in accordance with the Company’s payroll practices, and (iv) accelerated vesting of all outstanding equity awards, with all outstanding stock options remaining outstanding and exercisable for their full term.

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If the executive’s employment is terminated by the executive without good reason, all vested stock options held by him or her at the time of such termination will remain outstanding and exercisable for a period of 12 months (or, if earlier, until the original expiration date).

Each of our named executive officer’s employment agreements provides for a Section 280G “better of provision” such that payments or benefits that each or our named executive officers receives in connection with a change in control will be reduced to the extent necessary to avoid the imposition of any excise tax under Sections 280G and 4999 of the Code if such reduction would result in greater after tax payment amount for such named executive officer.

Equity Awards

Under the 2017 Plan, upon termination of employment, any unvested stock options held by our named executive officers will be immediately forfeited, and if employment is terminated for cause or under circumstances that would have constituted termination for cause, any vested stock options will also be immediately forfeited. If employment is terminated due to death or disability, any vested stock options will remain exercisable until the earlier of one year following termination or the original term of the stock option. If employment is terminated for any other reason, except as otherwise provided in a named executive officer’s employment agreement, described above, any vested stock options will remain exercisable until the earlier of 90 days following termination or the original term of the stock option.

Restrictive Covenants

Pursuant to their respective amended and restated employment agreements, Messrs. Palmer, Drechsler, and Hoitt and Drs. Leon and Ramos are bound by certain restrictive covenants. Mr. Palmer’s employment agreement contains perpetual non-disparagement, 12-month post-employment non-solicitation of employees, and 12-month post-employment non-competition restrictions. The amended and restated employment agreement with each of Messrs. Drechsler and Hoitt and Drs. Leon and Ramos contains 12-month post-employment non-solicitation of employees and 12-month post-employment non-competition restrictions. Each of our named executive officers also entered into an Employee Non-Disclosure and Invention Assignment Agreement, under which he or she has agreed to a three-year post-employment obligation of confidentiality, an assignment of intellectual property covenant, and a covenant related to the protection and return of documents and other materials.

Estimated Severance Payments

The following table summarizes the payments that would have been made to our named executive officers upon the occurrence of a termination of employment in the circumstances described below or a change in control, assuming that each named executive officer’s termination of employment with us and a change in control of the Company occurred on December 31, 2020, the last day of our prior fiscal year. If a termination of employment had occurred on this date, severance payments and benefits would have been determined in accordance with the employment agreements described above. Amounts shown do not include (i) accrued but unpaid salary or bonus and vested benefits and (ii) other benefits earned or accrued by the named executive officer during his or her employment that are available to all salaried employees and that do not discriminate in scope, terms or operations in favor of executive officers.

Ashleigh Palmer (CEO)	Termination by the Company Without Cause / Resignation for Good Reason	Termination by the Company Without Cause / Resignation for Good Reason Upon Change of Control
Severance payments plus pro rata bonus	$892,500	$1,338,750
Accelerated vesting of stock options and other equity awards	$1,502,196	$2,844,119
Value of health and welfare benefits	$53,476	$80,213
Total	$2,448,172	$4,263,082

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Andrew Drechsler (CFO)	Termination by the Company Without Cause / Resignation for Good Reason	Termination by the Company Without Cause / Resignation for Good Reason Upon Change of Control
Severance payments plus pro rata bonus	$446,250	$595,000
Accelerated vesting of stock options and other equity awards	$1,499,622	$2,921,991
Value of health and welfare benefits	$39,651	$52,868
Total	$1,985,523	$3,569,859

Francisco Leon (CSO)	Termination by the Company Without Cause / Resignation for Good Reason	Termination by the Company Without Cause / Resignation for Good Reason Upon Change of Control
Severance payments plus pro rata bonus	$609,000	$913,500
Accelerated vesting of stock options and other equity awards	$1,502,196	$2,844,119
Value of health and welfare benefits	$-	$-
Total	$2,111,196	$3,757,619

Eleanor Ramos (CMO)	Termination by the Company Without Cause / Resignation for Good Reason	Termination by the Company Without Cause / Resignation for Good Reason Upon Change of Control
Severance payments plus pro rata bonus	$456,750	$609,000
Accelerated vesting of stock options and other equity awards	$1,499,622	$2,921,991
Value of health and welfare benefits	$24,180	$32,240
Total	$1,980,552	$3,563,231

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Jason Hoitt (CCO)	Termination by the Company Without Cause / Resignation for Good Reason	Termination by the Company Without Cause / Resignation for Good Reason Upon Change of Control
Severance payments plus pro rata bonus	$446,250	$595,000
Accelerated vesting of stock options and other equity awards	$2,006,787	$4,434,491
Value of health and welfare benefits	$27,727	$36,969
Total	$2,480,764	$5,066,460

Pay Ratio Disclosure Rule

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees (other than our Chief Executive Officer) and the annual total compensation of our Chief Executive Officer. In determining the median employee, we prepared a list of all of our full-time, part-time and temporary employees as of December 31, 2020. To identify the “median employee” from our employee population, we calculated the amount of annual base compensation, including salary, hourly pay, over-time and holiday pay, for all of our employees other than our Chief Executive Officer. We annualized the compensation of those full-time employees who were not employed for the full year of 2020. We did not use any other permitted exclusions or adjustments under the rules. As of December 31, 2020, we had a total of 51 employees, excluding our Chief Executive Officer, all of whom are located in the United States.

Once we identified the median employee, we calculated that employee’s annual total compensation in the same manner as we calculate “Total Compensation” for purposes of the Summary Compensation Table. Determined in this manner, the median employee’s annual total compensation was $593,736. As identified in the Summary Compensation Table above, using the same methodology for total compensation, the annual total compensation of our Chief Executive Officer was $2,007,936. The resulting ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees (other than the Chief Executive Officer) is estimated to be 3.38:1.

In accordance with SEC rules, we have used estimates and assumptions, as described above, in calculating the pay ratio reported above. The estimates and assumptions that we use may differ from estimates and assumptions used by other companies, including companies in our 2021 compensation peer group described above.

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Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders (1)	9,503,228	$9.10	109,499
Equity compensation plans not approved by stockholders (2)	-	-	2,000,000
Total	9,503,228	$9.10	2,109,499

(1)	Includes information regarding the Amended and Restated 2017 Provention Bio, Inc. Stock Incentive Plan.

(2)	Includes information regarding the Provention Bio, Inc. 2020 Inducement Plan, or the Inducement Plan, pursuant to which equity awards may be granted to new employees in accordance with Nasdaq Listing Rule 5635(c)(4). The number of shares remaining available for future issuance reflects shares reserved by our Board for future issuance to new employees under the Inducement Plan.

2020 Inducement Plan

On October 29, 2020, our Board adopted the Inducement Plan, pursuant to which equity awards may be granted to new employees in accordance with Nasdaq Listing Rule 5635(c)(4) as an inducement material to such employees entering into employment with the Company. Pursuant to the terms of the Inducement Plan, the Company may grant nonstatutory stock options, stock appreciation rights, restricted stock unit awards and restricted stock to individuals who were not previously an employee or director of the Company or individuals returning to employment after a bona fide period of non-employment with the Company. The Inducement Plan allows the Company to deliver up to 2,000,000 shares, subject to adjustment as contemplated by the provisions of the Inducement Plan. No grants were awarded pursuant to the Inducement Plan during the year ended December 31, 2020.

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DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation of our non-employee directors for their services to us during 2020. Mr. Palmer receives no additional compensation for his service as a director. The compensation received by Mr. Palmer as an employee during 2020 is reflected in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Jeffrey Bluestone, Ph.D.	35,000	174,891	209,891
Avery Catlin	56,000	174,891	230,891
Sean Doherty	44,615	174,891	219,506
John Jenkins, MD (2)	14,542	1,065,414	1,079,956
Wayne Pisano	87,058	174,891	261,949
Nancy Wysenski (3)	32,000	1,273,976	1,305,976
Anthony DiGiandomenico (4)	21,538	374,454	395,992

(1)	Except with respect to Mr. DiGiandomenico, amounts represent the aggregate grant date fair value of stock option awards granted to our non-employee directors, during 2020 determined in accordance with ASC Topic 718. The underlying valuation assumptions for these awards are discussed in Note 10 to our financial statements for the year ended December 31, 2020, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. As of December 31, 2020, Dr. Bluestone held options to purchase 142,935 shares of our common stock, Mr. Catlin held options to purchase 175,181 shares of our common stock, Mr. Doherty held options to purchase 151,181 shares of our common stock, Dr. Jenkins held options to purchase 128,981 shares of our common stock, Mr. Pisano held options to purchase 175,181 shares of our common stock, and Ms. Wysenski held options to purchase 151,181 shares of our common stock. Mr. DiGiandomenico held no options to purchase shares of our common stock as of December 31, 2020.
(2)	Dr. Jenkins was appointed to our Board on August 10, 2020.
(3)	Ms. Wysenski was appointed to our Board on May 19, 2020.
(4)	Mr. DiGiandomenico resigned from our Board effective May 19, 2020. In connection with his resignation, Mr. DiGiandomenico received full acceleration of 40,122 of his outstanding stock options, which were scheduled to vest within 90 days of his resignation. The amount in the “Option Awards” column for Mr. DiGiandomenico includes the incremental fair value associated with the modification of his stock options to provide for such acceleration, as determined in accordance with ASC Topic 718.

Non-Employee Director Compensation Policy

Pursuant to our non-employee director compensation policy effective for 2020, each member of our Board who is not an employee was compensated with respect to their service during 2020 as follows:

●	each non-employee director received an annual cash fee of $35,000 ($65,000 for our chairperson);
●	each non-employee director who was a member of the Audit Committee received an additional annual cash fee of $7,500 ($15,000 for the Audit Committee chair);
●	each non-employee director who was a member of the Compensation Committee received an additional annual cash fee of $6,000 ($12,000 for the Compensation Committee chair);
●	each non-employee director who was a member of the Nominating and Corporate Governance Committee received an additional annual cash fee of $5,000 ($7,500 for the Nominating and Corporate Governance Committee chair);
●	each non-employee director received an annual grant of an option to purchase 22,200 shares of our common stock, which generally vests over a one-year period through the earlier of the business day before the next annual meeting of stockholders or the first anniversary of the grant date, subject to the director’s continued service on our Board; and
●	each non-employee director received an initial grant of an option to purchase 128,981 shares of our common stock upon his or her appointment to our Board, which generally vests in eight equal semi-annual installments over a four-year period, subject to the director’s continued service on our Board through the applicable vesting date.

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Effective as of January 1, 2021, after a review of 2021 peer group data, we amended our non-employee director compensation policy, pursuant to which each member of our Board who is not an employee is compensated as follows:

●	each non-employee director receives an annual cash fee of $40,000 ($70,000 for our chairperson);
●	each non-employee director who is a member of the Audit Committee receives an additional annual cash fee of $10,000 ($20,000 for the Audit Committee chair);
●	each non-employee director who is a member of the Compensation Committee receives an additional annual cash fee of $7,500 ($15,000 for the Compensation Committee chair);
●	each non-employee director who is a member of the Nominating and Corporate Governance Committee receives an additional annual cash fee of $5,000 ($10,000 for the Nominating and Corporate Governance Committee chair);
●	each non-employee director receives an annual grant of an option to purchase 23,000 shares of our common stock, which generally vests over a one-year period through the earlier of the business day before the next annual meeting of stockholders or the first anniversary of the grant date, subject to the director’s continued service on our Board; and
●	each non-employee director receives an initial grant of an option to purchase 46,000 shares of our common stock upon his or her appointment to our Board, which generally vests in eight equal semi-annual installments over a four-year period, subject to the director’s continued service on our Board through the applicable vesting date.

All cash fees payable pursuant to our director compensation policy are paid on a quarterly basis and no meeting fees are paid. We also reimburse non-employee directors for reasonable expenses incurred in connection with attending Board and committee meetings.

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REPORT OF THE AUDIT COMMITTEE

The information contained in this report is not to be deemed to be “soliciting material” or to be “filed” with the SEC, or subject to Regulation 14A of the Exchange Act or to the liabilities of Section 18 of the Exchange Act, nor is such information to be incorporated by reference into any future filing under the Securities Exchange Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

The undersigned members of the Audit Committee of the Board submit this report in connection with the committee’s review of the Company’s audited financial statements for the fiscal year ended December 31, 2020 as follows:

1.	The Audit Committee has reviewed and discussed with management and EisnerAmper LLP, the Company’s independent registered public accounting firm, the audited financial statements for the Company for the fiscal year ended December 31, 2020.

2.	The Audit Committee has discussed with representatives of EisnerAmper LLP, the Company’s independent registered public accounting firm, the matters that are required to be provided to the Audit Committee, including the matters required to be discussed by generally accepted auditing standards (including Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees).

3.	The Audit Committee has discussed with EisnerAmper LLP, the Company’s independent registered public accounting firm, the auditors’ independence from management, and the Company has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board.

In addition, the Audit Committee considered whether the provision of non-audit services by EisnerAmper LLP is compatible with maintaining its independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission.

Audit Committee,

Avery Catlin, Chair

Sean Doherty

Wayne Pisano

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information as of March 15, 2021 with respect to the beneficial ownership of our common stock by the following: (i) each of our current directors and director nominees; (ii) each of the named executive officers; (iii) all of the current executive officers and directors as a group; and (iv) each person, or group of persons, known by us based on reports filed with the SEC, who beneficially own more than five percent (5%) of the outstanding shares of our common stock.

For purposes of the following table, beneficial ownership is determined in accordance with the applicable SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of our common stock issuable under options or warrants that are exercisable on or within 60 days after March 15, 2021 are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of our common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the common stock beneficially owned by any other person or entity.

The percentage of our common stock beneficially owned by each person or entity named in the following table is based on 63,374,738 shares of common stock issued and outstanding as of March 15, 2021 plus any shares issuable upon exercise of options or warrants held by such person or entity that are exercisable on or within 60 days after March 15, 2021.

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Name and Address of Beneficial Owner*	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors
Ashleigh Palmer (1)	3,308,020	5.2%
Francisco Leon (2)	3,309,170	5.2%
Eleanor Ramos (3)	671,089	1.0%
Andrew Drechsler (4)	616,290	1.0%
Jason Hoitt (5)	104,500	**
Jeff Bluestone (6)	95,816	**
Avery Catlin (7)	124,613	**
Sean Doherty (8)	48,368	**
Wayne Pisano (9)	112,113	**
Nancy Wysenski (10)	16,123	**
John Jenkins (11)	16,123	**
All Executive Officers and Directors as a group (12 persons)	8,422,225	**
5% Stockholders
Entities affiliated with Perceptive Advisors LLC (12)	4,224,389	6.7%
BlackRock, Inc. (13)	3,925,489	6.2%

(*)	Unless otherwise indicated, the address is c/o Provention Bio, Inc., 55 Broad Street, 2nd Floor, Red Bank, NJ 07701.
(**)	Less than 1%.
(1)	Consists of (i) 2,566,300 shares of common stock and (ii) 741,720 shares of common stock underlying stock options that are currently exercisable or scheduled to vest within 60 days of March 15, 2021.
(2)	Consists of (i) 2,567,450 shares of common stock and (ii) 741,720 shares of common stock underlying stock options that are currently exercisable or scheduled to vest within 60 days of March 15, 2021.
(3)	Consists of (i) 64,799 shares of common stock and (ii) 606,290 shares of common stock underlying stock options that are currently exercisable or scheduled to vest within 60 days of March 15, 2021.
(4)	Consists of (i) 20,000 shares of common stock and (ii) 596,290 shares of common stock underlying stock options that are currently exercisable or scheduled to vest within 60 days of March 15, 2021.
(5)	Consists of (i) 4,500 shares of common stock and (ii) 100,000 shares of common stock underlying stock options that are currently exercisable or scheduled to vest within 60 days of March 15, 2021.
(6)	Consists of (i) 39,571 shares of common stock held by Mr. Bluestone and (ii) 56,245 shares of common stock underlying stock options held by the Bluestone Family Trust that are currently exercisable or scheduled to vest within 60 days of March 15, 2021.
(7)	Consists of (i) 20,000 shares of common stock and (ii) 104,613 shares of common stock underlying stock options that are currently exercisable or scheduled to vest within 60 days of March 15, 2021.
(8)	Consists of 48,368 shares of common stock underlying stock options that are currently exercisable or scheduled to vest within 60 days of March 15, 2021.
(9)	Consists of (i) 7,500 shares of common stock and (ii) 104,613 shares of common stock underlying stock options that are currently exercisable or scheduled to vest within 60 days of March 15, 2021.
(10)	Consists of 16,123 shares of common stock underlying stock options that are currently exercisable or scheduled to vest within 60 days of March 15, 2021.
(11)	Consists of 16,123 shares of common stock underlying stock options that are currently exercisable or scheduled to vest within 60 days of March 15, 2021.
(12)	All information regarding entities affiliated with Perceptive Advisors LLC (“Perceptive Advisors”) is based on information disclosed in the Schedule 13G/A filed by Perceptive Advisors, Perceptive Life Sciences Master Fund, Ltd. (“Master Fund”) and Joseph Edelman (collectively, the “Perceptive Reporting Persons”) with the SEC on February 16, 2021. Includes 4,224,389 shares of common stock held directly by the Master Fund. Perceptive Advisors serves as the investment manager to the Master Fund and may be deemed to beneficially own the securities held directly by the Master Fund. Mr. Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own the securities directly held by the Master Fund. The address for each of the Perceptive Reporting Persons is 51 Astor Place, 10th Floor, New York, NY 10003.
(13)	All information regarding BlackRock, Inc. is based on information disclosed in the Schedule 13G filed by BlackRock, Inc. with the SEC on February 2, 2021. Includes 3,887,153 shares of common stock that BlackRock, Inc. has sole voting power over and 3,925,489 shares of common stock that BlackRock, Inc. has sole dispositive power over. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

45

Transactions with Related Persons

Other than compensation arrangements for named executive officers and directors (which are described in the sections entitled “Executive Compensation” and “Director Compensation,” respectively) and indemnification agreements with our current directors and executive officers (which are described in the section entitled “Corporate Governance”), we are not aware of any transaction or series of similar transactions, since the beginning of fiscal year 2020, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and
●	any of our directors, nominees for director, executive officers or holders of more than 5% of any class of our voting securities, or any member of the immediate family of the foregoing persons (each, a “related person”), had or will have a direct or indirect material interest.

Our Board has adopted written policies and procedures relating to the review of any transactions in which the Company is a participant and a related person has a direct or indirect material interest (“related party transactions”). Pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving related party transactions. Our Related Person Transaction Policy provides that prior to entering into a related party transaction other than those which have been pre-approved (as described below), the related person must notify our Chief Financial Officer of the facts and circumstances of the proposed transaction and the Chief Financial Officer reports such transaction, together with a summary of material facts, to the Audit Committee for consideration at the next regularly scheduled Audit Committee meeting or, if advance review is not feasible, to the chair of the Audit Committee who will then report any such transactions approved to the Audit Committee at the next meeting. In reviewing the related party transaction, the Audit Committee or its chair, as applicable, takes into account, among other factors deemed appropriate, whether the transaction is on terms no less favorable to the Company than terms generally available in a transaction with an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Our Related Person Transaction Policy provides that certain pre-approved related party transactions are not subject to further review by the Audit Committee; instead, the Audit Committee reviews a summary of such transactions (other than compensation) at each regularly scheduled Audit Committee meeting. Such transactions include:

●	any compensation paid to a director or executive officer if such compensation (i) is required to be reported in our annual proxy statement or (ii) in the case of an executive officer who is not a family member of any other executive officer, would have been required to be reported in our annual proxy statement if the executive officer was a “named executive officer”;

●	any transaction with another company, other than our acquisition of that company, if the only relationship that the related person has with such company is as a non-executive employee, director or beneficial owner of less than 10% of such company’s shares, provided that the aggregate amount involved in such transaction does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenues and that the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

●	any transaction in which the related person’s interest arises solely from beneficially owning our common stock if all of our stockholders receive the same benefit on a pro rata basis (e.g., dividends); and

●	any transaction with an institutional investor who is a related person if such institutional investor is a related person solely because of its beneficial ownership of more than 5% of a class of our voting securities and does not take an active role in the management or direction of our business, provided that the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

46

PROPOSAL NO. 2: TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed under the section titled “Executive Compensation” of this Proxy Statement. Although this vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. Our Board and the Compensation Committee expect to consider the voting results when making future compensation decisions.

As we describe in “Executive Compensation,” our executive compensation program is designed to closely tie pay to performance, rewarding executives for the achievement of corporate short-term and long-term strategic goals that create shareholder value. We believe that the design and structure of our pay program supports our business strategy and organizational objectives while successfully aligning executive and shareholder interests. Our compensation framework has been tailored to reward and incentivize executives for focusing on and achieving specific financial and strategic objectives, both quantitative and qualitative, that our Board believes are central to delivering long-term stockholder value.

For these reasons, the Board recommends that our stockholders approve this proposal. Generally, approval of any matter presented to stockholders requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy and entitled to vote thereon. Since the proposal is an advisory and non-binding vote, there is no “required” vote that would constitute approval.

Stockholders have the option to vote “For,” “Against,” or “Abstain.” Abstentions, if any, will have the effect of a vote against this proposal, and broker non-votes, if any, will not affect the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

47

PROPOSAL NO. 3: TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In Proposal No. 2, we are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement (commonly referred to as a “say-on-pay” vote). In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, in this Proposal No. 3, we are providing our stockholders with the opportunity to cast a non-binding advisory vote on whether a “say-on-pay” vote should occur once every one, two, or three years. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. Our Board and the Compensation Committee intend to take into consideration the voting results when determining how often a non-binding stockholder advisory vote on the compensation of our named executive officers should occur.

The Board recommends that future say-on-pay votes be conducted every year to provide stockholders with an opportunity to regularly evaluate the Company’s overall executive compensation program. An annual vote will provide us with regular stockholder input on our executive compensation program, and allow us to engage with stockholders to understand and respond to prior voting results and implement any appropriate changes to our program.

Stockholders are not voting to approve or disapprove of our Board’s recommendation. Instead, stockholders will have four choices with respect to this proposal: (1) one year; (2) two years; (3) three years or (4) abstain from voting on the proposal. For the reasons discussed above, we are asking our stockholders to indicate their support for a say-on-pay vote to be held every year.

Generally, approval of any matter presented to stockholders requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy and entitled to vote thereon. Since the proposal is an advisory and non-binding vote, there is no “required” vote that would constitute approval. If none of the frequency options receives the vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy and entitled to vote thereon, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO CONDUCT NON-BINDING ADVISORY VOTES EVERY YEAR TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

48

PROPOSAL nO. 4: tO AMEND THE CERTIFICATE OF INCORPORATION

On March 11, 2021 the Board approved the adoption of and declared advisable to the Company and its stockholders, subject to stockholder approval, an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 150,000,000 shares.

The Board believes it is in the best interest of the Company and its stockholders to increase the number of authorized shares of common stock to give the Company greater flexibility in considering and planning for future business needs. Having the additional authorized shares available is important to our continued efforts to pursue our strategic goals. The additional shares of common stock will be available for issuance by the Board for various corporate purposes, including but not limited to, grants under employee stock plans, financings, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures, divestitures, business combinations, stock splits, stock dividends, as well as other general corporate transactions. The Company has no definitive plan, arrangement or understanding to issue the additional shares of common stock, however, if the authorization of an increase in the available common stock is postponed until the foregoing specific needs arise, the delay and expense incident to obtaining approval of the stockholders at that time could impair our ability to achieve the corporate purposes set forth above.

The Certificate of Incorporation currently authorizes the issuance of up to 100,000,000 shares of common stock. As of March 1, 2021, 63,374,738 shares of common stock were outstanding. In addition, as of March 1, 2021, the Company had 9,719,881 shares of common stock subject to outstanding equity awards and 1,704,828 shares of common stock reserved for issuance upon the exercise of outstanding warrants. Accordingly, the Company had only 25,200,553 shares of common stock available for issuance out of the 100,000,000 shares of common stock currently authorized.

If this proposal is approved, the additional authorized shares may be issued at the discretion of the Board without further stockholder action, except as may be required by law or the rules of Nasdaq. The adoption of the amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. However, the issuance of shares of common stock, other than on a pro-rata basis to all stockholders, would reduce each stockholder’s proportionate interest in the Company. The holders of any of the additional shares of common stock issued in the future would have the same rights and privileges as the holders of the shares of common stock currently authorized and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

The Company has not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes, but the Company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized number of shares of common stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to oppose changes in control of the Company and perpetuate the Company’s management, including transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.

If the amendment to the Certificate of Incorporation is approved, as soon as practicable after the Annual Meeting, the Company will file the amendment to the Certificate of Incorporation with the office of the Secretary of State of Delaware to reflect the increase in the authorized number of shares of our common stock. Upon approval and following such filing with the Secretary of State of Delaware, the amendment to the Certificate of Incorporation will become effective on the date it is filed. The Board reserves the right to abandon or delay the filing of the amendment to the Certificate of Incorporation even if it is approved by the stockholders. A copy of the proposed amendment to the Certificate of Incorporation is set forth in Appendix A to this proxy statement.

The affirmative vote of the holders of a majority of the voting power of the shares entitled to vote at the Annual Meeting will be required to approve this proposal. Abstentions and broker non-votes will have the same effect as a vote against the amendment to the Certificate of Incorporation. Banks, brokers and other nominees generally have discretionary authority to vote on this proposal; thus, we do not expect any broker non-votes on this proposal. The Board urges stockholders to vote for this proposal as failure to obtain the vote of a majority of the voting power will limit the Company’s abilities to operate and execute on current and future business plans.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

49

PROPOSAL NO. 5: TO RATIFY THE APPOINTMENT OF EISNERAMPER LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2021

The Audit Committee has reappointed EisnerAmper LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2021 and has further directed that management submit their selection of independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as public registered accounting firm.

The affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy and entitled to vote thereon is required to approve this proposal. Abstentions will have the same effect as a vote against this proposal. Banks, brokers and other nominees generally have discretionary authority to vote on this proposal; thus, we do not expect any broker-non votes on this proposal.

Principal Accountant Fees and Services

The following table summarizes the fees for professional services rendered by EisnerAmper LLP, our independent registered public accounting firm, for each of the last two fiscal years:

Fee Category	2020	2019
Audit Fees	$390,000	$244,360
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$390,000	$244,360

Audit Fees

Audit fees represent fees for professional services provided in connection with the audit of our annual financial statements and reviews of our quarterly interim financial statements, and audit services provided in connection with other statutory or regulatory filings. Audit fees also include fees for reviews of registration statements.

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. The Audit Committee has established a policy pursuant to which the Audit Committee is required to pre-approve all audit and review services and non-audit services to be provided to us by our independent registered public accounting firm. Non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board are categorically prohibited. All other non-audit services are reviewed to ensure that the provision of such services would not impair the independence of our independent registered public accounting firm. Certain non-audit services that are “de minimis” and otherwise meet the exception set forth in Section 10A(i)(1)(B) of the Exchange Act may not be pre-approved in all instances.

The Audit Committee has considered whether the provision of fees for audit, tax and other services as described above is compatible with maintaining EisnerAmper LLP’s independence and has determined that such fees for fiscal years 2020 and 2019 were compatible. All such services were approved by the Audit Committee to the extent required pursuant to Rule 2-01 of Regulation S-X under the Exchange Act.

The Audit Committee is responsible for reviewing and discussing the audited financial statements with management, discussing with the independent registered public accountants the matters required by Public Company Accounting Oversight Board Auditing Standard No. 1301 Communications with Audit Committees, receiving written disclosures from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the Board that the audited financial statements be included in our Annual Report on Form 10-K.

Attendance at Annual Meeting

Representatives of EisnerAmper LLP will be present virtually at the Annual Meeting and will make a statement if they desire to do so and to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPenDENT REGISTERED PUBLIC ACCOUNTING FIRM.

50

STOCKHOLDER PROPOSALS

Stockholder Proposals for 2022 Annual Meeting

Our stockholders may submit a proposal to be considered for a vote at our 2022 Annual Meeting of Stockholders. If you wish to submit a proposal for consideration, you should adhere to the following procedures as prescribed in our bylaws and Rule 14a-8 under the Exchange Act (“Rule 14a-8”).

Under Rule 14a-8, a stockholder who intends to present a proposal at the 2022 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy materials for that meeting must submit the proposal in writing to us so that it is received by our Secretary no later than November 29, 2021. Please refer to Rule 14a-8 for the requirements that apply to these proposals. Any proposal received after this date will be considered untimely under Rule 14a-8. Written proposals may be mailed to us at Provention Bio, Inc., 55 Broad Street, 2nd Floor, Red Bank, NJ 07701, Attn.: Secretary.

In addition, a stockholder may nominate a director or present any other proposal at the 2022 Annual Meeting of Stockholders by complying with the requirements set forth in Section 2.4 (Advance Notice Procedures) of our bylaws by providing written notice of the nomination or proposal to our principal executive office no later than December 29, 2021 and no earlier than November 29, 2021; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than thirty (30) days before the anniversary date of the immediately preceding Annual Meeting of Stockholders (the “Anniversary Date”) or more than sixty (60) days after the Anniversary Date, a stockholder’s notice or nomination shall be timely if received by us at our principal executive office not earlier than the close of business on the one hundred twentieth (120th) day prior to such Annual Meeting and not later than the close of business on the later of (i) the ninetieth (90th) day prior to the scheduled date of such Annual Meeting; and (ii) the tenth (10th) day following the day on which a public announcement of the date of such Annual Meeting is first made by the Company. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our bylaws describe the requirements for submitting proposals at the annual meeting. The notice must be given in the manner and must include the information and representations required by our bylaws.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K for the year ended December 31, 2020 (including audited financial statements) may be obtained without charge by writing to Provention Bio, Inc., 55 Broad Street, 2nd Floor, Red Bank, NJ 07701, Attn.: Secretary. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2020 and certain other related financial and business information are contained in our 2020 Annual Report to Stockholders, which is being made available to our stockholders along with this Proxy Statement, but which is not deemed a part of the proxy soliciting material.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials. This means that only one copy of this Proxy Statement, our Annual Report or the Notice of Availability, as applicable, may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of any of these documents without charge to any stockholder upon written or oral request to: Provention Bio, Inc., 55 Broad Street, 2nd Floor, Red Bank, NJ 07701, Attn.: Secretary, or by phone at (908) 336-0360. Any stockholder who wants to receive a separate copy of our proxy statements, annual reports or Notices of Internet Availability of Proxy Materials, as applicable, in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

51

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present at the Annual Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors

Ashleigh Palmer, President and Chief Executive Officer

March 29, 2021

Red Bank, New Jersey

52

Appendix A

CERTIFICATE OF AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF PROVENTION BIO, INC.

Provention Bio, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is Provention Bio, Inc. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on October 4, 2016. The Certificate of Incorporation was amended and restated on April 24, 2017 and was again amended and restated on July 19, 2018.

SECOND: Paragraph A of Article IV of the Second Amended and Restated Certificate of Incorporation is hereby amended in its entirety to read as follows:

“A. Class of Stock. The total number of shares of capital stock that the Corporation shall have authority to issue is One Hundred Seventy-Five Million (175,000,000), consisting of the following: One Hundred Fifty Million (150,000,000) shares of Common Stock, par value $0.0001 per share (“Common Stock”), and Twenty-Five Million (25,000,000) shares of undesignated Preferred Stock, par value $0.0001 per share (“Preferred Stock”).”

THIRD: That, pursuant to resolution of the Corporation’s board of directors, a meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of this Certificate of Amendment.

FOURTH: This Certificate of Amendment was duly adopted by the directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to be signed by the authorized officer below as of the date hereof.

By:
Name:
Title:
Signed:

53

PROVENTION BIO, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET

Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 11, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PRVB2021**

You may also vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 11, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D41734-P50485

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROVENTION BIO, INC.

Each of the below proposals are proposed by the Company and the Board of Directors, and are not conditioned on the approval of other matters.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following:

1. Election of Directors for a 1-year term ending in 2022.

Nominees:

01) Ashleigh Palmer
02) Jeffrey Bluestone
03) Avery Catlin
04) Sean Doherty
05) Wayne Pisano
06) Nancy Wysenski
07) John Jenkins

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. Approval, on a non-binding advisory basis, of the frequency of future non-binding advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
5. Ratification of EisnerAmper, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐

The shares represented by this proxy will be voted in accordance with the specifications indicated on this card.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

D41735-P50485

PROVENTION BIO, INC.
Annual Meeting of Shareholders
May 12, 2021 9:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Ashleigh Palmer, Andrew Drechsler and Heidy King-Jones, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Provention Bio, Inc. (the "Company"), that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, EDT on Wednesday, May 12, 2021 via live webcast at **www.virtualshareholdermeeting.com/PRVB2021**, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side